As filed with the Securities and Exchange Commission on March 20, 2001
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               ENDOVASC LTD., INC.
        (Exact name of small business Issuer as specified in its charter)


               Nevada                                  76-0512500                                 2836
   (State or other jurisdiction of      (I.R.S. Employer Identification Number)       (Primary Standard Industrial
   incorporation or organization)                                                      Classification Code Number)

                                15001 Walden Road
                                    Suite 108
                             Montgomery, Texas 77356
                                 (936) 448-2222
          (Address and telephone number of principal executive offices)

                              Mr. David P. Summers
                                15001 Walden Road
                                    Suite 108
                             Montgomery, Texas 77356
                                 (936) 448-2222
            (Name, address and telephone number of agent for service)

                        Copies of all communications to:

                            Richard A. Friedman, Esq.
                         Sichenzia, Ross & Friedman, LLP
                              135 West 50th Street
                            New York, New York 10022
                          Telephone No.: (212) 664-1200
                          Facsimile No.: (212) 664-7329

                Approximate date of proposed sale to the public:

     From time to time after the effective date of this Registration Statement in light of market conditions and other factors.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. []

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. []

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. []

                         CALCULATION OF REGISTRATION FEE

                                                                       Proposed           Proposed
                                                                        Maximum            Maximum
           Title of Each                                               Offering           Aggregate          Amount of
         Class of Securities                      Amount to be         Price Per          Offering         Registration
          to be Registered                         Registered            Share              Price               Fee

         Common Stock, .001 par value              20,924,108          0.14 (1)         2,929,375.12          $ 732.34

         Common Stock, .001 par value (2)           1,000,000          0.01                10,000.00          $   2.50

                                                                                            Total             $ 734.84

         -----------------
         1.  Based upon bid price of the common stock on March 1, 2001.

         2. Issuable upon exercise of warrants, together with such indeterminate number of securities as may be issuable by reason of anti-dilution provisions contained therein.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                               ENDOVASC LTD., INC.
                              Cross Reference Sheet


                           Form SB-2 Item Number and Caption                                       Captions In Prospectus

 1.      Front of Registration Statement and Outside Front Cover of Prospectus                     Cover Page

 2.      Inside Front and Outside Back Cover Pages of Prospectus                                   Cover Page, Inside Cover Page,
                                                                                                   Outside Back Page

 3.      Summary Information and Risk Factors                                                      Prospectus Summary, Risk Factors

 4.      Use of Proceeds                                                                           Use of Proceeds

 5.      Determination of Offering Price                                                           Cover Page, Risk Factors

 6.      Dilution                                                                                  Not Applicable

 7.      Selling Stockholders                                                                      Selling Stockholders, Plan of
                                                                                                   Distribution

 8.      Plan of Distribution                                                                      Prospectus Summary, Selling
                                                                                                   Stockholders

 9.      Legal Proceedings                                                                         Business

10.      Directors, Executive Officers, Promoters and Control Persons                              Management, Principal
                                                                                                   Stockholders

11.      Security Ownership of Certain Beneficial Owners and Management                            Principal Stockholders

12.      Description of Securities                                                                 Description of Securities

13.      Interest of Named Experts and Counsel                                                     Legal Matters

14.      Disclosure of Commission Position on Indemnification for Securities Act Liabilities       Management

15.      Organization Within Last Five Years                                                       Not Applicable

16.      Description of Business                                                                   Prospectus Summary, Business

17.      Management's Discussion and Analysis or Plan of Operation                                 Management's Discussion and
                                                                                                   Analysis of
                                                                                                   Financial
                                                                                                   Condition and Results
                                                                                                   of Operations

18.      Description of Property                                                                   Business

19.      Certain Relationships and Related Transactions                                            Certain Transactions


                                       3

20.      Market for Common Equity and Related Shareholder Matters                                  Front Cover Page, Description of
                                                                                                   Securities

21.      Executive Compensation                                                                    Management

22.      Financial Statements                                                                      Financial Statements

23.      Changes in and Disagreements with Accounts on Accounting and Financial Disclosure         Not Applicable


Preliminary Prospectus Subject to Completion, Dated March 20, 2001

                              ENDOVASC, LTD., INC.


                        21,924,108 shares of common stock

Endovasc, Ltd., Inc.:             Our principal executive offices are located at
                                  Endovasc, Ltd., Inc., 15001 Walden Road, Suite
                                  108, Montgomery, Texas 77356, and our telephone
                                  number is (936) 448-2222.

                                  Over  the  Counter  Electronic  Bulletin Board
                                  Market Symbol:  ENDV


The Offering:                     All of the shares of common stock  being  sold
                                  are offered by selling stockholders.  We  will
                                  not  receive any proceeds from the sale of the
                                  shares by the selling stockholders.

                                  A total of 20,924,108 shares of our common stock are being offered, 1,000,000 of which may be sold upon exercise of warrants.

                                  The selling  stockholders  may sell all or any
                                  portion of the shares in this  offering in one
                                  or more  transactions by a variety of methods,
                                  including   through   the  Over  The   Counter
                                  Bulletin Board or in negotiated  transactions.
                                  The selling  stockholders  will  determine the
                                  selling  price  of  the  shares.  The  selling
                                  stockholders  will  also  pay  any  broker  or
                                  dealer  commission,  fee or other compensation
                                  or underwriter discount.



     YOUR INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. BEFORE INVESTING IN OUR COMMON STOCK, YOU SHOULD CONSIDER CAREFULLY THE RISKS DESCRIBED UNDER "RISK FACTORS" BEGINNING ON PAGE NINE.

                               ------------------

     Neither the Securities and Exchange Commission nor any state Securities Commission has approved or disapproved of these securities or Determined IF this prospectus is complete or accurate. Any representation to the contrary is a criminal offense.

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.


                  The date of this Prospectus is March __, 2001

                               PROSPECTUS SUMMARY
                               Endovasc Ltd., Inc.


                                  The Offering

     This prospectus relates to the possible sale of up to 21,924,108 shares of common stock. The selling stockholders may sell all or any portion of the shares in this offering from time to time in one or more transactions by a variety of methods, including through the Over the Counter Electronic Bulletin Board or in negotiated private transactions. The selling stockholders will determine the selling price of their shares.


The Company.....................       We develop, market and license biopharmaceutical
                                       products, particularly liposomal drug delivery methods, for the human healthcare industry. We develop microscopic
                                       cell-like spheres, liposomes, to entrap and protect drugs
                                       from degradation in the blood stream and deliver drugs to
                                       their intended target for controlled and efficient
                                       administration.

                                       Our current product development focuses on two
                                       technologies - Liprostin(TM) and Nicotine Receptor Agonist.
                                       Our Liprostin technology is a Prostaglandin E-1 delivery
                                       system for lung and heart related medical applications. Our
                                       Nicotine Receptor Agonist technology promotes blood vessel growth intended for use in various biological applications.
                                       Our products are in the process of clinical testing and have not been approved for general sales. Consequently, we have not generated revenues and have historically operated with significant losses. We intend to develop several medical
                                       treatment product lines based on these two technologies.

Shares Outstanding...................  We are authorized to issue 100,000,000 shares of common stock and 20,000,000 shares of preferred stock in one or
                                       more series. As of March 1, 2001, there were 17,191,622
                                       shares of common stock and 17,876 shares of preferred stock issued and outstanding.

Use of Proceeds....................... We will not receive any proceeds from the sale of the common stock offered by the prospectus, except when
                                       warrantholders choose to exercise their warrants, in which case Vianet will receive the exercise price of the warrants.
                                       We would receive approximately $10,000 if all of the
                                       warrants included in this prospectus are exercised

Trading Symbol.....................    Our common stock trades on the Nasdaq Over the Counter
                                       Electronic Bulletin Board under the symbol ENDV.

Forward-Looking
Statements..........................   This prospectus contains forward-looking statements
                                       that address, among other things, our expansion and
                                       acquisition strategy, business development, use of proceeds, projected capital expenditures, liquidity, and our
                                       development of additional revenue sources. The
                                       forward-looking statements are based on our current
                                       expectations and are subject to risks, uncertainties and
                                       assumptions. We base these forward-looking statements on
                                       information currently available to us, and we assume no
                                       obligation to update them. Our actual results may differ
                                       materially from the results anticipated in these
                                       forward-looking statements, due to various factors.


                             SUMMARY FINANCIAL DATA


     The following table contains historical operating data of Endovasc Ltd., Inc. for the two fiscal years ended June 30, 2000 and 1999, which is derived from the audited financial statements; and for the six months ended December 31, 2000 and 1999, which is derived from the unaudited financial statements.

                                                          Six Months Ended                      Year Ended
                                                               December 31,                        June 30,
                                                  2000                 1999            2000                1999
                                         ------------------------------------------------------------------------------
                                                           (Unaudited)                             (Audited)

STATEMENT OF OPERATIONS DATA

  Revenues                                  $    75,000         $    14,283        $    24,312     $        5,000
  Net loss                                   (1,196,981)           (481,869)        (2,975,327)          (796,543)
  Basic and dilutive net
    loss per share                                (0.09)              (0.05)             (0.31)             (0.11)


BALANCE SHEET DATA

  Total assets                              $   739,775         $    85,102        $  1,129,636       $   137,455
  Working capital deficit                      (349,880)            661,850            (137,563)         (461,280)
  Total liabilities                             867,390             870,731           1,086,542           797,270
  Stockholders' equity
    (deficit)                                  (127,615)          (785,629)              43,094          (659,815)


                                 CAPITALIZATION


     The following table states our capitalization as of December 31, 2000. This table should be read together with our financial statements included elsewhere in this prospectus.

  Debt-notes payable                                                                         $    651,884
                                                                                             ------------
  Stockholders' deficit:
    Common stock, par value $0.001 per share;
      100,000,000 shares authorized; 17,137,211
      shares issued and 15,052,211 shares outstanding                                              17,137
    Preferred stock, par value $0.001 per share; 20,000,000
      shares authorized; 19,924 shares issued and outstanding                                          20
    Additional paid-in capital                                                                  6,821,184
    Accumulated deficit                                                                        (6,949,045)
    Treasury stock                                                                                (16,911)
                                                                                             ------------

Total stockholders' deficit                                                                      (127,615)
                                                                                             ------------

      Total capitalization                                                                  $      524,269
                                                                                            ==============

                                  RISK FACTORS

     Prospective investors should carefully consider the following factors, in addition to the other information contained in this prospectus, in connection with investments in the securities offered hereby. This prospectus contains certain forward-looking statements which involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including those set forth below and elsewhere in this prospectus. An investment in the securities offered hereby involves a high degree of risk.

     Limited Operating History. Due to our limited operating history, our ability to operate successfully is materially uncertain. We are subject to all risks inherent in a developing business enterprise. Our limited operating history makes it difficult to evaluate our products, as well as the likelihood of regulatory approval, commercial viability, and market acceptance of our products. Our potential success must be evaluated in light of the problems, expenses and difficulties frequently encountered by new businesses in general and biopharmaceutical businesses specifically.

     Net Operating Losses. We incurred net losses of $(2,975,327) and $(1,196,981), for our fiscal year ended June 30, 2000 and six months ended December 31, 2000, respectively. Our products are in clinical testing and are subject to government approval for general sales. Consequently, we have not generated any revenues and have historically operated with significant losses. We expect operating losses to continue indefinitely, due to research, marketing, government filing, commercialization, pre-clinical and clinical program expenses. Our revenues may never exceed expenses. If our operating losses continue on a long-term basis, our operations may be adversely and materially effected.

     Need for Additional Financing. We may have insufficient capital resources to develop and implement our business plan, and may need to raise additional capital. We have not investigated the availability, sources or terms of additional capital, and are unlikely to do so until we need additional capital. If additional capital is needed, there is no assurance that it will be available or based on acceptable terms. If additional capital is unavailable, we may be forced to limit our operations accordingly. This may adversely and materially effect our operations.

     Limited Trading of Our Common Stock; Possible Volatility of Stock Prices. Our common stock trades publicly on the OTC Bulletin Board. We cannot assure that a regular trading market for the common stock will develop, and if it develops, that it can be sustained. OTC Bulletin Board trading affords us limited market liquidity. Consequently, our shares' trading market may be adversely affected by the influx of shares offered pursuant to this prospectus. Although it is impossible to predict market influences and prospective values for securities, an increase in the number of shares available for public sale may adversely affect our trading market. Until a trading market develops, if at all, the market price for our common stock may be volatile and shift dramatically based on the success of our operations, among other factors. Stock markets also have experienced, and continue to experience, extreme price and volume fluctuations in the market price of small capitalization companies. These fluctuations may be unrelated to the Company's operating performance. These market fluctuations, as well as general economic and political conditions, may adversely affect our common stock's market price.

     Possible Limitations upon Trading Activities; Restrictions Imposed upon Broker-Dealers Effecting Transactions in Certain Securities. The Securities and Exchange Commission has adopted regulations restricting the trading of certain low priced securities (referred to as "penny stock"). Under these regulations, penny stock is defined as any equity security with a market price less than $5.00 per share. This definition excepts any equity security listed on the Nasdaq National Market System or SmallCap Market and any equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average annual revenue of at least $6,000,000 if such issuer has been in continuous operation for less than three years. Unless an exception is available, a penny stock transaction must be preceded by the delivery of a disclosure schedule explaining the penny stock market and its risks. Also, under these regulations, certain broker/dealers who recommend such securities to persons other than established customers and certain accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale.

     Our common stock presently constitutes a "penny stock;" accordingly, trading activities for our common stock may be more difficult to execute than trading activities for securities not defined as "penny stocks." This may depress the market for our securities and hinder investors' ability to dispose of our securities.

     Absence of Dividends. We have not paid or declared cash dividends to holders of our common stock, and do not intend to do so in the foreseeable future. Our Board of Directors is empowered to declare dividends, if any, to holders of the common stock, based on our earnings, capital requirements, financial condition, and other relevant factors. In addition, our credit facility may prohibit the payment of dividends under certain circumstances. We cannot assure that we will ever pay dividends to holders of our common stock.

     Control by Existing Shareholders; Anti-Takeover Effects. Our executive officers, Directors and other principal shareholders, beneficially own approximately 38% of our outstanding shares of common stock. The voting power of these shareholders may delay or prevent a change in control of our company. Similarly, minority shareholders may be unable to elect any of our Directors, because our shareholders cannot accumulate their votes to form the majority necessary to elect a Director.

     Competition. We operate in highly competitive markets, against competitors that may have greater financial resources, longer operating histories, greater technical capabilities, and greater name recognition than we have. Many of our competitors are more familiar with pre-clinical and clinical product development, as well as government regulatory processes, than we are. The drugs we are developing compete with existing and new drugs designed by established pharmaceutical, chemical, and academic entities worldwide. Moreover, our competitors' existing and new products compete include the liposome and lipid-based systems drug delivery technologies that we are developing. Our failure to compete effectively with these competitors may materially and adversely affect our business, operating results, and financial condition.

     No Assurance of Regulatory Approval. Before we can market our products, they are subject to rigorous preclinical and clinical testing and approval by the Food and Drug Administration, comparable agencies in other countries, and state regulatory authorities. The clinical trial and regulatory approval processes for biopharmaceutical products typically lasts several years and involves significant expenditures. Even after receipt of regulatory approval for a product, we remain subject to periodic review from government regulatory bodies. Any product dangers that are discovered after a product's release may result in withdrawal of that product from the market or restrictions on its future use. Our inability to obtain and maintain regulatory approval for our products may materially and adversely affect our operations.

     No Assurance of Market Acceptance of Developing Technology. Our success and competitive position depends upon acceptance of the products we develop. Although liposome and lipid-based products have been approved for sale in some European countries, none are commercially available in the United States. Our products must undergo extensive clinical testing, government agency review, and commercial development prior to their release in the United States. Unanticipated side effects or unfavorable publicity surrounding any liposome or lipid-based product may adversely effect our ability to obtain physician, patient or third-party payer sales of our products. We cannot assure our ability to achieve product commercialization or that physicians, patients or third-party payers will accept our products. Our inability to achieve commercialization or market acceptance of our products may materially and adversely affect our operations.

     Dependence on Key Personnel; Need for Additional Personnel. Our success depends on the continuing services of Dr. David Summers, our Chief Executive Officer. The loss of Dr. Summers could have a material and adverse effect on our operations. Our success also depends on our ability to attract and retain qualified scientific, engineering, manufacturing, sales, marketing, and management personnel. We believe that the our industry's employment market is highly competitive. We cannot assure our success in attracting and retaining key personnel for our operations. Our inability to attract and retain key personnel may materially and adversely affect our operations.

     Dependence on Additional Facilities, Manufacturing and Marketing Personnel. Our facilities and personnel are insufficient for large-scale production and marketing of our products. In addition, we have limited experience in marketing biopharmaceutical products. We cannot assure our success in expanding our manufacturing and marketing capabilities. Our inability to establish adequate manufacturing and marketing capabilities may materially and adversely affect our operations.

     Dependence on Third-Party Distributors and Agents. Upon commercial distribution of our products, if any, third-party distributors or agents may affect most of our sales. We cannot assure the availability of third-party distributors and agents, or that an agreement with them will be available on terms acceptable to us. Our potential dependence on third-party distributors or agents may cause fluctuations in product revenues, based on their success in selling our product. Our inability to enter into agreements with third-party distributors or agents and our dependence on their sales of our product may materially and adversely affect our operations.

     Dependence on Third-Party Manufacturers. Upon commercial distribution of our products, if any, third-party contract manufacturers may affect large-scale production of our products. We cannot assure the availability of third-party manufacturers that meet governmental regulatory standards for the manufacture of our products, or that an agreement with them will be available on terms acceptable to us. Our potential dependence on third-party manufacturers may cause fluctuations in product revenues, based on their ability to manufacture our products according to our specifications and production requirements. Our inability to enter into agreements with third-party distributors or agents and our dependence on their manufacture of our product may materially and adversely affect our operations.

     Dependence on Raw Materials. Although our current agreements provide adequate supplies of raw materials for our products, the number of qualified suppliers of these materials is limited. We cannot assure our ability to obtain adequate supplies of raw materials for our products from current suppliers or alternative sources. Our inability to obtain adequate supplies of key raw materials may materially and adversely affect our operations.

     Risks Associated with Intellectual Property. Our success depends upon our ability to obtain and maintain proprietary technology used in our products. Accordingly, we rely on patent, trade secret, trademark and copyright law to protect our proprietary technology. Although we have sought to protect this technology under United States intellectual property law, we cannot assure that any of our filed patent applications will not be invalidated, circumvented, challenged or licensed to others. Similarly, we cannot assure that any rights granted pursuant to our patent filings will provide us with a competitive advantage or that any of our pending or future patent applications will provide the scope of proprietary coverage that we seek. We also cannot assure that others will not develop similar or superior technologies, or circumvent our proprietary protection through new designs. In addition, we may be unable or unwilling to obtain effective patent, trademark, copyright and trade secret protection in certain foreign countries. We cannot assure our ability to protect our proprietary technology and our inability to do so may materially and adversely affect our operations.

     Typically, companies in our industry vigorously pursue and defend intellectual property rights or positions, which often results in extensive litigation. Although there is no intellectual property litigation currently pending against us, we may be notified of claims that we are infringing on other parties' intellectual property rights. If necessary or desirable, we may seek license agreements for such intellectual property rights from these parties. We cannot assure that these parties will offer us any license agreement or that the terms of any offered license will be acceptable to us. Our inability to obtain a license for such intellectual property may require us to stop manufacturing or distributing products using that technology. In addition, any litigation related to our infringement of intellectual property rights may materially affect our financial and human resources, whether or not such litigation is decided in our favor. In the event that such litigation is decided against us, we may also be required to pay substantial damages, cease the manufacture, use, sale or importation of infringing products, discontinue the use of certain processes, expend significant resources to develop or acquire non-infringing technology, or obtain licenses to the infringing technology. We cannot assure our success in dealing with any circumstances arising from litigation related to our infringement of intellectual property rights. Our inability to deal with circumstances arising from intellectual property litigation may materially and adversely affect our operations.

     Product Liability. Our testing, manufacturing, marketing and distribution of biopharmaceutical products carry a material risk of product liability. We cannot assure that we have adequate insurance to protect against product liability, that we can renew such insurance, or that the amount and scope of our insurance coverage will be adequate in the event of a successful product liability claim. Inadequate insurance coverage may materially and adversely affect us in the event of a successful product liability claim.

     Government Health Care Reform. Government legislation regulating health care may materially affect the biopharmaceutical industry's profitability. Federal, state and local officials and legislators, as well as foreign government officials and legislators, have discussed a variety of health care system reforms that may affect our revenues. We cannot assure that government regulation of health care system changes will not materially and adversely affect our business.

                                 USE OF PROCEEDS

     This prospectus has been distributed solely to permit the selling stockholders to offer and sell their shares. Consequently, except when warrantholders choose to exercise their warrants, the selling stockholders will receive all proceeds, and we will receive no proceeds, from the sale of the shares being offered. We have previously received proceeds from the original issuance of the shares covered by this prospectus. We intend to use the proceeds received from the exercise of any warrants for working capital and general corporate purposes. The maximum amount of proceeds that we could receive upon the exercise of all warrants included in this Prospectus is $10,000. There can be no assurance that any or all of the warrants will be exercised and that Endovasc will receive any proceeds therefrom.

                         DETERMINATION OF OFFERING PRICE

     This offering is being affected solely to allow selling stockholders to sell their shares. The selling stockholders may sell some or all of their shares at the time and price that they choose. The selling stockholders will determine the price for their shares as the market for the shares develops.


                                    DIVIDENDS

     We have paid no dividends on any shares of our common stock and our Board of Directors has no intention of paying any dividends on our common stock in the foreseeable future. Our payment of dividends on our common stock, if any, is solely within the discretion of the Board of Directors and depends upon our earnings, capital requirements and financial condition, as well as other factors deemed relevant by our Board of Directors. Our ability to pay dividends on common stock may be limited by agreements with institutional lenders or others.

                              MARKET FOR SECURITIES

     The following chart lists the high and low bid (price which a market maker is willing to pay for a share of common stock) and offer (price at which a market maker will sell a share of common stock) quotations for the common stock, as reported by brokerage firms making markets in our securities on the specified dates according to the OTC Bulletin Board. These quotations are between dealers, do not include retail mark-ups, markdowns or other fees and commissions, and may not represent actual transactions.


Date                             Low / Bid Price       High / Ask Price

1st Quarter - 1998                      *                     *
2nd Quarter - 1998                      *                     *
3rd Quarter - 1998                     3/8                    6
4th Quarter - 1998                     5/8                  1 1/2

1st Quarter - 1999                    3/16                    1
2nd Quarter - 1999                     3/8                   7/8
3rd Quarter - 1999                     1/8                   5/8
4th Quarter - 1999                    3/50                   3/10

1st Quarter - 2000                    1/10                    15
2nd Quarter - 2000                    1 1/4                   15
3rd Quarter - 2000                    2 1/8                  3/4
4th Quarter - 2000                     7/8                   0.16

1st Quarter - 2001
(through March 1, 2001)               0.40                   0.19

     *  No bids or trades reported

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The statements contained in this prospectus that are not historical are forward-looking statements, including statements regarding the Company's expectations, intentions, beliefs or strategies regarding the future. Forward-looking statements include the Company's statements regarding liquidity, anticipated cash needs and availability and anticipated expense levels. All forward-looking statements included in this prospectus are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statement. It is important to note that the Company's actual results could differ materially from those in such forward-looking statements. Additionally, the following discussion and analysis should be read in conjunction with the Financial Statements and notes thereto appearing elsewhere in this prospectus.

General

Research and Development

     The Company is in the research and development stage and has had limited operating revenues since its inception on June 10, 1996. From June 10, 1996 through December 31, 2000, the Company had an accumulated deficit of $6,949,045. During the Company's quarter ended December 31, 2000, the Company has moved forward with clinical trials of Liprostin(TM) (liposome encapsulated prostaglandin E-1) for critical limb ischemia (CLI); advanced in the animal studies of Nicotine Receptor Agonist (NRA); and entered into a collaboration with a major medical device manufacturer in the development of the Company's stent coating technology. On October 3, 2000, the company filed its investigational new drug application (IND) for Liprostin(TM) with the Food and Drug Administration (FDA). Following the successful review of the IND by the FDA, the company began Phase I clinical trial preparation. Phase I studies were designed to establish the effects of Liprostin(TM) in a small population of healthy humans to determine toxicity, absorption, distribution and metabolism. Phase I clinical site selected by the Company was Healthcare Discoveries in San Antonio, Texas, with Dr. Dennis A. Ruff as the Investigator. Following evaluation of Phase I data in January 2001, the IND will be submitted to the FDA for Phase II clinical trials, which will be conducted in a larger patient population of individuals afflicted with CLI and will test for safety and efficacy.

     The Company confirmed plans for a human pilot study to be conducted at EMO Centro Cuore Columbus in Milan, Italy by Investigator Dr. Antonio Colombo using its nicotine-based blood vessel growth agent, NRA. The human pilot study will involve patients with diseased heart muscle due to the deficiency of blood caused by obstruction in the blood vessel (ischemic cardiomyopathy) and chronic or uncontrolled chest pain (intractable angina pectoris). In animal studies conducted at Stanford University Medical Center in the laboratory of Dr. John Cooke, the application of minute amounts of nicotine administered directly to blocked arteries resulted in very significant new blood vessel growth (angiogenesis) in both mice and rabbits. Further studies of NRA in animals (dogs and pigs) will be conducted at Columbia University by Dr. Daniel Burkhoff in the first quarter of 2001.

Results of Operations

Three month period ended December 31, 2000 and December 31, 1999

     During the three months ended December 31, 2000, the Company had revenues of $75,000 compared with revenues of $-0- for the three months ended December 31, 1999. This revenue was a result of a feasibility study agreement, relating to the Company's stent-coating technology, with Advanced Cardiovascular Systems, Inc., a California Corporation and subsidiary of Guidant Corporation.

     Patent activity for the Company during the three months ended December 31, 2000 included the filing of two new patents: Method and Apparatus for Treating Vascular Disease with PGE-1 Bearing Liposomes, patent application serial no. 08/867,189; and Resorbable Prosthesis for Medical Treatment, patent application serial no. 60/236,593.

     During the three months ended December 31, 2000 and 1999, costs and operating expenses were $686,408 and $158,623, respectively. The increase in costs and operating expenses is primarily due to an increase in research and development, facilities, personnel and overhead as rent and other costs increased due to the ongoing expenditures required in the furnishing, equipment purchase and staffing of the new in-house laboratory, as well as the advances made in animal studies of NRA and human clinical trials of Liprostin(TM).

     Research and development expenses totaled $336,000 during the three months ended December 31, 2000, compared to $89,548 during the three months ended December 31, 1999. This increase of $246,452 was related to the cost of new equipment, materials, labor and travel connected to the initiation of the rabbit study at Stanford University with NRA, the Phase I and II clinical studies and preparation with Liprostin(TM) and the ongoing, in-house projects for medicinally coated vascular stents.

Six month period ended December 31, 2000 and December 31, 1999

     During the six months ended December 31, 2000, the Company had revenues of $75,000 compared with revenues of $14,283 for the six months ended December 31, 1999. This increase in revenue was a result of a feasibility study agreement, relating to the Company's stent-coating technology, with Advanced Cardiovascular Systems, Inc., a California Corporation and subsidiary of Guidant Corporation.

     During the six months ended December 31, 2000 and 1999, costs and operating expenses were $1,271,981 and $496,152, respectively. The increase in costs and operating expenses is primarily due to an increase in research and development, facilities, personnel and overhead as rent and other costs increased due to the ongoing expenditures required in the furnishing, equipment purchase and staffing of the new in-house laboratory, as well as the advances made in animal studies of NRA and human clinical trials of Liprostin(TM).

     Research and development expenses totaled $654,600 during the six months ended December 31, 2000, compared to $319,460 during the six months ended December 31, 1999. This increase of $335,140 was related to the cost of new equipment, materials, labor and travel associated with the initiation of the rabbit study at Stanford University with NRA, the Phase I and II clinical studies and preparation with Liprostin(TM) and the ongoing, in-house projects for medicinally coated vascular stents.

     Cash flows used in operating activities for the six months ended December 31, 2000 increased $713,486 to $1,013,108, compared to $299,262 for the six months ended December 31, 1999, primarily due to the increased cost of scientific personnel, materials and drug manufacturing in preparation for the Liprostin(TM) clinical trials.

Liquidity and Capital Resources

     The Company had a working capital deficit at December 31, 2000, of $349,880, compared to a working capital deficit of $137,563 at June 30, 2000.

     The Company requires significant additional funds to enable it to proceed with its Phase II/III Liprostin(TM) clinical trials, as well as research and development of its licensed product nicotine receptor agonist (NRA). In May 2000, the Company completed a $4.5 million financing commitment related to the private placement and sale of its convertible preferred stock in three (3) $1.5 million tranches. Pursuant to the commitment, the Company received $1,040,300 on May 10, 2000, and $569,757 in November 2000, which is net of related offering costs. There can be no assurance that the Company will take down the remaining tranches.

     The Company continues to actively pursue additional financing, collaborations with firms, and other arrangements aimed at increasing its capital resources. Failure to acquire such funds may adversely impact the scheduled marked introduction of Liprostin(TM) and possibly adversely affect the Company's operations. In order to continue as a going concern, the Company must raise additional funds as noted above and ultimately achieve profit from its operation.

                                    BUSINESS

History

     We incorporated as a biopharmaceutical company under the laws of the state of Nevada on June 10, 1996, under the name Endovasc, Inc. Upon our initial incorporation, we were authorized to issue an aggregate of 25,000 shares of capital stock with a par value of $0.001 per share. On September 5, 1996, we amended our articles of incorporation to increase our authorized shares to 100,000,000 shares of common stock, par value $0.001 per share. On May 28, 1997, we amended our articles of incorporation to change our name to Endovasc Ltd., Inc. On June 2, 1997, we amended our articles of incorporation to authorize a total of 120,000,000 shares of capital stock, par value $0.001 per share, of which 100,000,000 shares are common shares and 20,000,000 shares are preferred shares.

     On or about October 8, 1999, we received preclinical approval to file an Investigational New Drug application for Phase I and II clinical trials of our Liprostin technology. On or about February 25, 1999, we obtained the exclusive licensing rights to Nicotine Receptor Agonist technology from the University of Stanford, in exchange for stock and cash. We have commenced preclinical trials on the safety and efficacy of NRA in conjunction with Stanford University. Pursuant to our agreement with Stanford University, we are financing their staff's clinical trials and animal studies of NRA at their California facilities.

     The Company has not been subject to bankruptcy, receivership or any similar proceeding.

Overview

     We develop, market and license biopharmaceutical products, particularly liposomal drug delivery methods, for the human healthcare industry. We develop liposomes, which are microscopic cell-like spheres composed of a thin, durable lipid membrane surrounding a hollow compartment. Liposomes entrap and protect drugs from degradation in the blood stream and can be engineered to regulate the transport of molecules across their outer membrane. Using this technology, we are developing products that deliver drugs to their intended target and release them with efficiency and control.

     Currently, our product development is focused on two product lines - Liprostin and Nicotine Receptor Agonist. Although we hold patents and patents pending for products in the process of clinical testing, our products have not been approved for general sales. Consequently, we have not generated any revenues and have historically operated with significant losses. Although our current development efforts focus on vascular (heart and lung) applications of our products, we intend to develop our technologies for use in many medical treatment applications. We believe that this unique and highly adaptable technology will put our products at the forefront of the $2 billion drug market.

         Liprostin Technology

     Our Liprostin products provide targeted delivery of Prostaglandin E-1 to blood vessels in connection with angioplasty procedures. Angioplasty is a common medical procedure that utilizes a small balloon-like structure to expand and clear blocked cardio-pulmonary blood vessels. Prostaglandin E1, a naturally occurring hormone, is used to prevent common secondary blockages from occurring after angioplasty treatment; these blockages are known as restenosis. Restenosis following balloon angioplasty or stent placement is the most common problem occurring in the over 1,000,000 patients undergoing these procedures annually worldwide, according to the American Heart Association. The incidence of restenosis can be as high as 40-50%, according to the American Heart Association, within six months of the procedure (slightly less with stents) and most drugs tested have not yet been proven to reduce restenosis significantly in clinical trials. Similarly, Prostaglandin E1's short lifespan in the blood stream can render it ineffective in preventing restenosis. Liprostin delivery system uses polymer coatings and emulsions to provide a longer and more controlled release of Prostaglandin E1 and to improve therapeutic effectiveness of the drug.

     We are developing Lipostrin coated balloon catheters and stents for varied vascular applications. As described above, balloon catheters are utilized to physically expand and clear blocked blood vessels in vascular surgical procedures. Conversely, stents are small structures used during and after vascular surgery to support vessels and deliver agents that promote healing. We intend to develop our Liprostin product lines further to treat conditions such as restenosis, coronary arrest, occlusive disease, ischemic ulcers, CLI (limb salvage), claudicants, liver disease and arthritis.

     We are conducting clinical trial testing of Liprostin to obtain the Federal Drug Administration approval of its sale in the United States. Phase I clinical trials test product safety and tolerance levels using a small group of subjects, as well as providing information about the product's effectiveness and dosage levels. Phase II clinical trials test product efficacy, optional dosage levels and potential contraindications or side effects using a larger patient group. We intend to complete both phases of clinical trials by approximately December 31, 2002.

     We have protected our proprietary rights to Liprostin technology through US Patent 4,820,732, US Patent 4,955,878 and Notice of Allowance to US Patent 5,980,551 received on November 9, 1999, and Trademark Application Ser. No. 75/632,736 (Liprostin) and various patents pending.

         Nicotine Receptor Agonist Technology

     Our Nicotine Receptor Agonist technology promotes new growth of blood vessels (known as angiogenesis or vasculogenesis), and has applications in the treatment of heart disease, stroke, limb circulatory disease, and wound healing. Researches at Stanford University discovered the technology during a 1999 study funded by the Tobacco-Related Diseases Research Program of the University of California, the American Heart Association, the National Institutes of Health and the Deutsche Froschungsgemeinschkaft. While studying the damaging effects of tobacco smoke, researchers discovered that smokers appeared less susceptible to deaths due to infarction as compared to non-smokers. This counterintuitive discovery suggested that low-dose (non-smoked) nicotine had extraordinary angiogenic and vasculogenic growth factor potential. To develop technology based on this unique discovery, we obtained a worldwide exclusive right to the patent application for Nicotine Receptor Agonist in February 2000.

     Further study of our Nicotine Receptor Agonist technology revealed more conclusive results. Experiments have shown that nicotine promotes angiogenesis and vasculogenesis in areas of the body that are deprived of proper blood supply. Blockages of the arteries that feed an organ, often caused by build-up of fatty material, cholesterol and plaques in arterial walls, may deprive the tissue of proper blood supply. These blockages reduce the body's ability to supply organs and surrounding tissue with nutrients, particularly oxygen, which results in a condition called ischemia. Ischemia reduces cells' ability to function and in severe cases causes rapid cell death. The body naturally defends against ischemia by reducing the work required from the affected area and attempting to grow new blood vessels into the ischemic area. Stanford researchers found tobacco smokers had significantly more growth of new vessels around such blockages than non-smokers, apparently due to the therapeutic effects of nicotine. Upon further analysis, researchers determined that a particular fraction of the nicotine molecule could provide a method of treating and preventing a range of diseases and ailments involving angiogenesis. These diseases, such as myocardial and cerebral infarction, mesenteric or limb ischemia, common wounds, vascular occlusion, and vascular stenosis, commonly called "hardening of the arteries", affect millions of persons every year in the United States alone (American Heart Association).

     We estimate that the market for treatment of these diseases is over $5 billion. For example, we estimate that a course of treatment for coronary ischemia utilizing Nicotine Receptor Agonist drugs would cost approximately $10,000 to $15,000. This type of treatment would be significantly less expensive and intensive than current alternatives of angioplasty and or open heart surgery. We hope to market a commercially viable product using this Nicotine Receptor Agonist technology within three years.

Distribution Methods

     Upon receipt of necessary governmental regulatory consent, we intend to distribute products utilizing our Liprostin and Nicotine Receptor Agonist technologies worldwide. As previously described, we are developing Lipostrin coated balloon catheters and stents for varied vascular applications. We also intend to develop new products that use Liprostin to treat conditions such as coronary arrest, occlusive disease, ischemic ulcers, CLI (limb salvage), claudicants, liver disease and arthritis. Although we have not developed specific product applications for our Nicotine Receptor Agonist technology, we intend to develop and distribute products for treatment of myocardial and cerebral infarction, mesenteric or limb ischemia, common wounds, vascular occlusion and vascular stenosis.

     In addition to peer review, seminars, journals and direct sales, we intend to market and distribute our products in conjunction with business partners experienced in marketing and distribution in the biopharmaceutical and medical industries. If we are unable to reach an agreement with marketing and distribution partners that is acceptable to us, we may raise the funds necessary to create our own production, marketing and distribution infrastructure through a public offering of our securities.

Patents and Proprietary Rights

     We believe that adequate protection of our proprietary technology is a vital aspect of our business operations. Consequently, we pursue patent protection for our proprietary technology in the United States and in foreign countries, as deemed necessary to protect development of our operations.

     We have patent protection for several products and are pursuing patent and trademark applications for additional products. In August 1996, Dr. Jackie R. See transferred and assigned patent rights in the United States, Germany and Canada for two of our products. The first patent, United States Patent No. 4,820,732, was issued on April 11, 1989, and protects our proprietary technology regarding a "Method and Composition for Reducing Dysfunction in Angioplasty Procedures." The second patent, United States Patent No. 4,955,878, was issued on September 11, 1990, and protects our proprietary technology regarding a "Kit for Treating Arterial Dysfunction Resulting from Angioplasty Procedures." We have not maintained the application of this second patent and intend to let its protections expire to the benefit of the public domain, except as limited by patent applications described below.

     In addition to these assigned patents, we obtained a United States patent for our proprietary technology regarding a "Composition and Method for Making a Biodegradable Drug Delivery Stent," on November 9, 1999. Similarly, we have filed a patent application for this technology under the Patent Cooperation Treaty, as well as with the European Patent office and European Union. These applications seek patent protection in France, Germany and the United Kingdom.

     We have United States patent applications pending for several other technologies. In June 1997, we filed a United States patent application for our proprietary technology regarding a "Method and Apparatus for Treating Vascular Disease with PGE-1 Bearing Liposomes." In May 1999, we filed a United States patent application for our proprietary technology regarding "Prosthesis with Biodegradable Surface Coating and Method for Making Same." The May 1999 application is a "continuation in part" of our patent application regarding "Composition and Method for Making a Biodegradable Drug Delivery Stent," and, if granted, will protect this technology's application in various medical products. In June 1999, we filed a United States patent application for our proprietary technology regarding "Sterically Stabilized Liposomes with Improvement of Blood Retention Times and Targeting of Sites of Disease by Prostaglandins in Particulate Drug Carriers."

     We are seeking trademark protection for the name Liprostin(TM) under Trademark Application Ser. No. 75/632,736. In May of 1999, the United States Patent and Trademark Office notified us that our pending Patent US Ser. No. 09/309,949 would be allowed (Notice of Allowance). We also own rights to several trademarks employed in our business, including our logo, the registered domain name of www.endovasc.com, and other trade and service marks identifying our products and services.

     In February 2000, we obtained exclusive worldwide licensing rights to develop, manufacture, use and sell products incorporating nicotine and nicotine agonists for therapeutic angiogenesis. Pursuant to our acquisition of these product rights from the Leland Stanford Junior University, we agreed to pay royalties to the university on sales of any products incorporating the nicotine agonist technology. Our licensing rights may be terminated in the event that we default on payment of royalties, in addition to certain other circumstances.

     It is important to note that other public and private institutions may have obtained, or filed applications for, patents that we may need for development of our products. We cannot know the scope or validity of such patents, the extent that we may desire to acquire licenses under such patents, or the availability of such licenses upon terms that are acceptable to us.

Governmental Regulation

     United States and international governmental regulation of the biopharmaceutical industry is a significant factor in our operations, particularly our research and development activities. In the United States the Food and Drug Administration oversees clinical testing, production and marketing of our products for human therapeutic use through rigorous mandatory procedures and safety.

     The Food & Drug Administration requires satisfaction of several procedures prior to approving marketing and distribution of pharmaceutical products in the United States. These includes (i) preclinical tests, (ii) submission of an application for an Investigational New Drug, which must become effective before commencing human clinical trials, (iii) thoroughly documented and supervised human clinical trials to determine drug safety and efficacy in its intended application, (iv) submission and acceptance of an Investigational New Drug Application, in the case of drugs, or a Product License Application, in the case of biologics, and (v) approval of the Investigational New Drug Application or Product License Application prior to commercial sale or shipment of the drug or biologic. In addition to this process, each domestic drug manufacturing establishment must be registered or licensed with the Food and Drug Administration. Domestic manufacturing establishments are also subject to inspections by the FDA and by other federal, state and local agencies and must comply with Good Manufacturing Practices as required.

     Clinical trials are typically conducted in three sequential phases, which may overlap. Phase I clinical studies test dosage and tolerance upon initial introduction of the drug to humans. Phase II clinical studies document evaluation of drug safety and efficacy. Phase III trials document large scale evaluation of drug safety and efficacy and may utilize larger patient pools, depending on the type of marketing approval that is sought.

     Clinical testing and the Food and Drug Administration approval process for a new product often involves significant time and resources. The Food and Drug Administration may grant an unconditional approval of a drug for a particular indication or may grant approval pending further post-marketing testing. In addition, further clinical studies may be required to provide additional safety data or to gain approval for an alternative product application than was originally approved.

     International biopharmaceutical product sales and distribution are subject to widely varying regulatory requirements. Generally, the European Union has coordinated its member states' common standards for clinical testing of new drugs. Due to difference in regulatory restrictions in the European Union and other foreign jurisdictions the time required to obtain regulatory approval from a foreign country's regulatory agencies may be longer or shorter than that required for Food and Drug Administration approval.

         In  addition  to  these  regulations,   our  operation  is  subject  to
regulations under state and federal law regarding occupational safety, laboratory practices, the use and handling of radioisotopes, environmental protection and hazardous substance control as well as other present and possible future local, state, federal and foreign regulation.

Competition

     Competition in the biopharmaceutical industry and the liposome and lipid-based product area is intense. Factors such as product performance, patient compliance, physician acceptance, ease of use, safety, price, marketing, distribution and adaptability of administration are crucial to capturing market position in our industry. Competition may also be based on other company's development of alternative products and approaches aimed at the treatment, diagnoses or prevention of the same diseases as our products.

     Competition from other companies is based on scientific and technological factors, the availability of patent protection, the ability to commercialize technological developments, the ability to obtain government approval for testing, manufacturing and marketing and the economic factors resulting from the use of those products. Many companies, both public and private, including well-known pharmaceutical and chemical companies, many of which have greater capital resources than we do, are seeking to develop lipid and liposome based products similar to our own. In addition, colleges, universities, and public and private research institutions are similarly seeking to establish proprietary rights to these product technologies.

     We face established and well-funded competition from other companies developing liposome based drug delivery systems. These competitors include Eli Lilly, The Liposome Company and Schering-Plough. These companies generally use liposome for the delivery of antitumor drugs, while our products are primarily intended for use in vascular treatments. To our knowledge, current competition in the vascular treatment area is limited to ReoPro(R) sold by Censtocor and marketed by Eli Lilly, which is used in angioplasty.

Research and Development

     We maintain 3,500 square feet of lab space equipped with customary wet laboratory equipment at our headquarters in Montgomery, Texas.

     Our research and development efforts are focused on our core product - Liprostin. We are conducting clinical trial testing of Liprostin to obtain the Federal Drug Administration approval of its sale in the United States. Phase I clinical trials test product safety and tolerance levels using a small group of subjects, as well as providing information about the product's effectiveness and dosage levels. Phase II clinical trials test product efficacy, optional dosage levels and potential contraindications or side effects using a larger patient group. We intend to complete both phases of clinical trials by approximately December 31, 2002.

     In addition, we are conducting feasibility studies with prospective strategic partners to find practical collaborative products that incorporate Liprostin with other technologies. We intend to develop new uses for our core product Liprostin, including applications in hip or bone prostheses, cancer treatment, inflammatory disease, liver disease and other diseases that have responded well to prostaglandin treatment.

     We are monitoring and assisting Stanford University's research and development of our Nicotine Receptor Agonist technology and have commenced preclinical trials, in conjunction with the university, on the safety and efficacy of this technology. Pursuant to our agreement with Stanford University, we are financing their staff's clinical trials and animal studies of Nicotine Receptor Agonist, conducted at their California facilities. We are currently developing this technology for use in treatment of peripheral occlusive arterial disease, in addition to other applications.

     To date, all of our research and development has been carried out without the need of additional plant and equipment. Although we cannot assure the adequacy of our current plant and equipment for future operations, we do not intend to obtain additional plant or equipment at this time.

Employees

     As of March 01, 2001, we employed fourteen employees, including five management and nine support staff employees. In addition, we employ twelve part-time consultants. None of our employees or independent contractors is subject to a collective bargaining agreement and we believe that our relations with our employees are good.

Properties

     We maintain our executive offices and research and development facilities at 15001 Walden Road, Suites 108, 234 and 235, Montgomery, Texas 77356. We lease these 4,750 square foot facilities at an aggregate monthly rental rate of $4,200.

Legal Proceedings

     We are not involved in any material litigation or legal proceedings and are not aware of any potential material litigation or proceeding threatened against us.

                                   MANAGEMENT

Directors and Executive Officers

         Our Directors, executive officers, and key employees are as follows:


                                                                                        Period Served As
         Name                           Age          Position                           Officer/Director/Key Employee

         David P. Summers               61           Chief Executive Officer            Inception (1996)
                                                     and Chairman                       to Present

         Diane Dottavio                 49           Acting Chief Scientific Officer    January 2000 to Present
                                                     and Director of Research and               and
                                                     Development                        March 2000 to Present

         Barbara J. Richardson          53           Vice President of Operations,      January 2000 to Present
                                                     Secretary and Director

         M. Dwight Cantrell             54           Chief Financial Officer,           January 1997 to Present
                                                                                        Treasurer and Director

         Gary R. Ball                   40           Director                           July 1996 to Present

         Claudio R. Roman               42           Director                           January 1997 to Present

     Set forth below is a brief background of the executive officers, Directors and key employees of the Company, based on information supplied by them.

     Dr. David P. Summers serves as our Chief Executive Officer and Chairman. Dr. Summers has served in this capacity on a full-time basis since our inception and is primarily responsible for our operations as a whole. Prior to working with Endovasc, Dr. Summers founded American BioMed, Inc. and served as its President and Chief Executive Officer from 1984 to 1995. Dr. Summers is a Fellow in the American College of Angioplasty as well as the inventor of several medical devices used to treat cardiovascular diseases. He is the author of 18 issued patents and has 8 patents pending. Prior to founding American BioMed, Dr. Summers assisted with the management of several corporations, including C.R. Bard, Inc., a manufacture and distributor of cardiovascular medical products, Karl Stortz Endoscopy, an endoscopic instrument company, and Pall Corporation, a manufacturer and distributor of blood filtration products. Dr. Summers holds an M.B.A. degree from Pepperdine University as well as a Ph.D. in International Economics from Kennedy-Western University. He is also a member of the New York Academy of Sciences, the American Association of Advancement of Science, the Houston Inventors Association, the International Society for Endovascular Surgery, the European Vascular Society, and the Society of Plastic Engineers.

     Diane Dottavio serves as our Acting Chief Scientific Officer and Director of Research and Development. Prior to joining us, Ms. Dottavio served as Senior Scientist with Leukosite, Inc., from 1994 to 1996, and as Director of Laboratory Instruction and Research at the University of Houston, from 1997 to this year. Ms. Dottavio holds a B.S. in Biology and a M.S. in Organic Chemistry from the University of New Mexico, as well as a Ph.D. in Biochemistry from the University of Texas.

     Barbara J. Richardson serves as our Vice President of Operations, Secretary and Director. Ms. Richardson is experienced in small business management and marketing. Prior to joining us in January of this year, Ms. Richardson served as Senior Administrative Coordinator for Baylor College of Medicine, from 1994 to this year.

     M. Dwight Cantrell serves as our Chief Financial Officer, Treasurer and Director, on a part-time basis. Mr. Cantrell has maintained, and continues to maintain, a public accounting practice in the state of Texas since 1976. Mr. Cantrell is a public accountant, and holds a B.S. in accounting from Southern Ohio University.

     Gary R. Ball serves as our Director and is one of our co-founders. Prior to co-founding us in July 1996, Mr. Ball served as a mechanical engineer with American BioMed, Inc., from 1991 to 1996. Mr. Ball is a co-inventor of two U.S. patents and is experienced in prototype design, research, and development, as well as reliability testing and patent research and filing.

     Claudio R. Roman serves as our Director. Mr. Roman is a practicing attorney in the State of Texas. Mr. Roman has maintained, and continues to maintain, a private law practice in the state of Texas since 1985. Mr. Roman holds a J.D. degree from the University of Houston School of Law.

     Our Directors hold office until the next annual meeting of our stockholders and until their successors have been elected and duly qualified. Executive officers are elected by our Board of Directors annually and serve at the discretion of the Board.


                            Compensation of Directors

     Non-employee Directors receive no salary for their services and receive no fee from the Company for their participation in meetings, although all Directors are reimbursed for reasonable travel and other out-of-pocket expenses incurred in attending meetings of the Board.

                             Executive Compensation

     The following table sets forth certain summary information with respect to the compensation paid to the our executive officers for services rendered to us, in all capacities, for the fiscal years ended June 30, 2000, 1999, and 1998. Other than as listed below, we had no executive officers whose total annual salary and bonus exceeded $100,000 for that fiscal year:


                           Summary Compensation Table

                                                                        Long Term Compensation
                                                                Annual Compensation          Awards
Payouts
                                                          Other                      Securities
                                                          Annual      Restricted     Under-                Other
Name and                                                  Compen-     Stock          Lying       LTIP      Compen-
Principal                            Salary    Bonus      sation      Awards         Options/    Payouts   sation
Position                   Year        ($)      ($)         ($)         ($)             ($)       ($)      SARs(#)
----------------------    ------    --------  --------   ---------    ----------     ----------- ---------- -----------

David P. Summers           2000      72,000      -           -            -            200,000     $0.25        -
CEO and Director           1999      75,000      -           -            -          1,000,000     $0.25        -
                           1998      60,000      -           -            -               -          -          -

     Directors of the Company receive no compensation for their services as Directors.


Employment Agreements

     We have entered into employment agreements with Dr. David Summers and Ms. Barbara Richardson. We entered into a three-year employment contract with Dr. Summers in 1996, providing for annual compensation of $150,000 in cash and equity interests. The original term of this contract has expired, but the term has been renewed for a one-year period each June since its original expiration.

     We also have a one-year automatically renewable employment contract with Ms. Richardson, providing for annual compensation of $60,000 in cash and equity interests.



Stock Option Plans

     In December 2000, the Board of Directors adopted a stock option plan (the "2000 Plan") that had been approved by shareholders in at the Annual Meeting, pursuant to which 2,000,000 shares of common stock are reserved for issuance. The following is a description of the 2000 Plan:

     The 2000 Plan is administered by the Board of Directors, or by a committee with at least two Directors as delegated by the Board of Directors who determine among other things, those individuals who shall receive options, the time period during which the options may be partially or fully exercised, the number of shares of common stock issuable upon the exercise of the options and the option exercise price.

     The 2000 Plan is for a period of ten years. Options under the 2000 Plan must be issued within ten years from the effective date of the 2000 Plan. Options may be granted to officers, Directors, consultants, key employees, advisors and similar parties who provide their skills and expertise to us. Options granted under the 2000 Plan may be exercisable for up to ten years, may require vesting, and shall be at an exercise price all as determined by the Board of Directors. Options will be non-transferable except to an option holder's personal holding company or registered retirement savings plan and except by the laws of descent and distribution or a change in our control, as defined in the 2000 Plan, and are exercisable only by the participant during his or her lifetime. Change in control includes (i) the sale of substantially all of our assets and merger or consolidation with another, or (ii) a majority of the Board of Directors changes other than by election by the shareholders pursuant to a Board of Directors' solicitation or by vacancies filled by the Board of Directors caused by death or resignation of such person.

     If a participant ceases affiliation with us by reason of death, permanent disability or the retirement of an optionee either pursuant to a pension or retirement plan we adopted on the normal retirement date prescribed by us from time to time, the option remains exercisable for three months from such occurrence but not beyond the option's expiration date. Other termination gives the participant three months to exercise, except for termination for cause that results in immediate termination of the option.

     Options granted under the 2000 Plan, at the discretion of the compensation committee or the Board of Directors, may be exercised either with cash, by certified check or bank cashier's check, common stock having a fair market equal to the cash exercise price, the participant's promissory note, or with an assignment to us of sufficient proceeds from the sale of the common stock acquired upon exercise of the Options with an authorization to the broker or selling agent to pay that amount to us, or any combination of the above.

     The exercise price of an option may not be less than the fair market value per share of common stock on the date that the option is granted in order to receive certain tax benefits under the Income Tax Act of United States (the "ITA"). The exercise price of all future options will be at least 100% of the fair market value of the common stock on the date of grant of the options. A benefit equal to the amount by which the fair market value of the shares at the time the employee acquires them exceeds the total of the amount paid for the shares or the amount paid for the right to acquire the shares shall be deemed to be received by the employee in the year the shares are acquired pursuant to paragraph 7(1) of the ITA. Where the exercise price of the option is equal to the fair market value of the shares at the time the option is granted, paragraph 110(1)(d) of the ITA allows a deduction from income equal to one quarter of the benefit as calculated above. If the exercise price of the option is less than the fair market value at the time it is granted, no deduction under paragraph 110(1)(d) is permitted. Options granted to any non-employees, whether Directors or consultants or otherwise will confer a tax benefit in contemplation of the person becoming a shareholder pursuant to subsection 15(1) of the ITA.

     Any unexercised options that expire or that terminate upon an employee's ceasing to be employed by us become available again for issuance under the 2000 Plan.

     The 2000 Plan may be terminated or amended at any time by the Board of Directors, except that the number of shares of common stock reserved for issuance upon the exercise of options granted under the 2000 Plan may not be increased without the consent of our shareholders.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 1, 2001, by (i) each person who, to our knowledge, beneficially owns more than 5% of our common stock; (ii) each of our Directors and executive officers; and (iii) all of our executive officers and Directors as a group:


                                                                                    Percentage of
Name and Address of                                       Amount of                 Beneficial
Beneficial Owner (1)                                      Beneficial                Ownership
                                                          Ownership(2)(3)

David P. Summers                                            3,581,278 (4)             28.12
Barbara J. Richardson                                          52,000                  0.41

M. Dwight Cantrell                                            100,000 (5)              0.79
Gary R. Ball                                                  993,500 (6)              7.80
Claudio R. Roman                                               50,000                  0.39
Celeste Trust Reg.                                          1,075,179 *(7)             7.78 (8)
Balmore Funds                                               1,218,536 *(7)             8.73 (8)
Keshet L.P.                                                   788,465 *(7)             5.83 (8)

All Directors and Executive Officers as a Group             4,801,778                  0.30

(6 persons)
----------------------
Less than 1%.

     * This shareholder may not be required to purchase more than 9.9% of the issued and outstanding shares of Endovasc Ltd. pursuant to the terms of their agreements with Endovasc Ltd..

     (1) Except as otherwise noted, the address of the beneficial owners described in this table shall be c/o Endovasc Ltd., Inc., 15001 Walden Road, Suite 108, Montgomery, Texas 77356.

     (2) The securities "beneficially owned" by a person are determined in accordance with the definition of "beneficial ownership" set forth in the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, and accordingly, may include securities owned by and for, among others, the spouse and/or minor children of an individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or which such person has the right to acquire within 60 days after the Record Date pursuant to the conversion of convertible equity, exercise of options, or otherwise. Beneficial ownership may be disclaimed as to certain of the securities.

     (3) Based upon 12,736,675 shares of common stock outstanding as of May 31, 2000, assuming no other changes in the beneficial ownership of our securities, except as noted in note (7) hereto.

     (4) Mr. Summer's beneficially owned shares include approximately 243,000 shares beneficially owned by his wife, Dorothy Summers. Mr. Summers exercises no investment or voting power over any of the shares owned by his wife, and disclaims beneficial ownership of those shares.

     (5) Mr. Cantrell's beneficially owned shares include approximately 50,000 shares beneficially owned by his wife, Jane Cantrell. Mr. Cantrell exercises no investment or voting power over any of the shares owned by his wife, and disclaims beneficial ownership of those shares.

     (6) Mr. Ball's beneficially owned shares include approximately 5,000 shares beneficially owned by his wife, Sherry Ball. Mr. Ball exercises no investment or voting power over any of the shares owned by his wife, and disclaims beneficial ownership of those shares.

     (7) Represents shares of common stock issuable upon the conversion of Series A Preferred Stock which have been, or may be, issued.

     (8) Based upon the shares of common stock outstanding assuming conversion, as of May 31, 2000, of Series A Preferred Stock which have been, or may be, issued to this beneficial holder.

                              CERTAIN TRANSACTIONS

     As of the date of this prospectus, we have not entered into a transaction during the past two years with a value in excess of $60,000 with a Director, officer, or beneficial owner of 5% or more of our capital stock, or members of their immediate families that had, or is to have, a direct or indirect material interest in us, except as follows:

     Effective October 1, 1999, we entered into a stock option agreement with Dr. David P. Summers. Under this agreement, Dr. Summers is granted an option to purchase up to 1,000,000 shares of our common stock at a purchase price below the prevailing market price. The option is for a five year period ending October 31, 2004. In December 2000, Dr. Summers exercised his rights under the agreement in exchange for $250,000 in debt.

     Effective December 9, 1997, we entered into a stock option agreement with Gary R. Ball. Under this agreement, Mr. Ball is granted an option to purchase up to 600,000 shares of our common stock at a purchase price below the prevailing market price. The option is for a three year period expiring December 8, 2000. In January 2000, Mr. Ball exercised his option under the agreement in exchange for $60,000 in accrued debt.

     During the fiscal year ended June 30, 1998, we also entered into an agreement with M. Dwight Cantrell under the terms of which he was compensated for past services as our Director. Under the terms of this agreement, Mr. Cantrell was granted an option to purchase 50,000 shares of our common stock at a purchase price of $0.75 per share for a term of three years. In December 2000, Mr. Cantrell exercised his right under the agreement in exchange for $25,000 in accrued debt.

     During the fiscal year ended June 30, 1999, we entered into an agreement with Claudio Roman, Esq., pursuant to which he was compensated for past services as our legal counsel. Under the terms of this agreement, Mr. Roman was granted an option to purchase 50,000 shares of our common stock at a purchase price of $0.25 per share for a term of three years.

     During the fiscal year ended June 30, 1998, we entered into an agreement to purchase the rights to patent number 4,820,732 and patent number 955,878 from Francis Pizzulli. The purchase price was $125,000, $50,000 of which was payable upon execution and $75,000 of which was due by December 31, 1997. The agreement also called for the issuance of 200,000 shares of our common stock. We made the initial $50,000 payment and issued the 200,000 shares of stock, pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. However, we did not make the $75,000 payment as scheduled. The agreement indicated that if the final payment was not made within seven months from the execution of the agreement that the final payment would be increased to $150,000 plus the issuance an additional 200,000 shares of stock. We issued a total of 300,000 shares in final settlement of the agreement, in March 2000.

     Between March 1998 and December 1999, David Summers, our Chairman of the Board of Directors and Chief Executive Officer, made two advances to us in the amounts of $123,000 and $25,000, respectively. These advances were made on an unsecured basis, with no interest accrual, and were due and payable on June 30, 2000. During December 1999, we issued 1,250,000 shares of common stock, valued at $0.10 per share as of the date of the issuance, in full and final repayment of the aforementioned advances.

     During the fiscal year ended June 30, 2000, David Summers, our Chairman of the Board of Directors, and Chief Executive Officer, made advances to the corporation totaling $795,748. In December, 2000 $250,000 of this debt was retired to exercise as stock option as noted above.

     In December 2000, the Board of Directors granted stock options to the following officers and directors: David P Summers, CEO, 200,000 shares: Barbara J Richardson, Executive Vice President, 100,000 shares; and Dwight Cantrell, Chief Financial Officer, 200,000 shares. The options were for 3 years at an exercise price of $0.40.

                            DESCRIPTION OF SECURITIES

     Our authorized capital consists of 120,000,000 shares of capital stock, par value $0.001 per share, of which 100,000,000 shares are common stock shares and 20,000,000 shares are preferred stock shares that may be issued in one or more series at the discretion of the Board of Directors. As of the date hereof, 17,191,621 shares of common stock, options and warrants to purchase up to 3,021,083 shares of common stock, and 17,878 shares of preferred stock are issued and outstanding.

Common Stock

     Holders of shares of our common stock are entitled to one vote per share on each matter submitted to vote at any meeting of shareholders. Shares of common stock do not carry cumulative voting rights and, therefore, holders of a majority of the outstanding shares of common stock will be able to elect the entire Board of Directors, and, if they do so, minority shareholders would not be able to elect any members to the Board of Directors. Our Board of Directors has authority, without the action by our shareholders, to issue all or any portion of the authorized but unissued shares of common stock, which would reduce our shareholders' ownership interest in us and which may dilute our common stock's book value.

     Our by-laws provide that a majority of the shares issued and outstanding and entitled to vote on a matter shall constitute a quorum for shareholders' meetings, except with respect to matters for which a greater quorum is required by law.

     Our shareholders have no pre-emptive rights to acquire additional shares of common stock. The shares of common stock are not subject to redemption and carry no subscription or conversion rights. In the event of our liquidation, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities. All of the shares of common stock currently issued and outstanding are fully paid and non-assessable.

     Holders of shares of common stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for the payment of dividends. We have not paid dividends on our shares of common stock and there can be no assurance that we will pay dividends in the foreseeable future. See "Dividend Policy" and "Risk Factors."

Preferred Stock

     Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by our Board of Directors. Our Board of Directors has authority, without action by the shareholders, to determine the voting rights, preferences as to dividends and liquidation, conversion rights and any other rights of such series. Any Preferred Shares, if and when issued, may carry rights superior to those of the shares of common stock.

Options and Warrants

     The following is a summary of outstanding options and warrants to purchase our common stock, as at March 1, 2001:

                                     Number
                                    of Shares         Vested           Expiration Date           Exercise Price

                                    600,000          600,000            December, 2003                  $ 0.40
                                     50,000           50,000                 May, 2001                    0.75
                                     50,000           50,000            December, 2003                    1.00
                                    675,500                0            December, 2003                    0.40
                                    250,000          250,000                 May, 2003                    0.10
                                    395,583          395,583                 May, 2003                    1.89
                                  1,000,000        1,000,000               March, 2003                    0.01
                                  ---------        ---------
              TOTAL               3,021,083        2,346,083


Trading Information

     Our common stock is quoted on the OTC Bulletin Board, a regulated quotation service that captures and displays real-time quotes and/or indications of interest in securities not listed on The NASDAQ Stock Market or any U.S. exchange. As of March 1, 2001, the closing price for our common stock was $0.22 and the 52-week high and low prices were $15.00 and $0.16, respectively. Information as to trading volumes, and bid and asked prices, for our common stock may be obtained directly from the OTC Electronic Bulletin Board. See "Market for Securities."

Legal Matters

     Certain legal matters in connection with the Offering will be passed upon for us by our United States securities counsel, Sichenzia, Ross & Friedman LLP 135 West 50th Street, 20th Floor, New York, New York, 10020. Certain members of Sichenzia, Ross & Friedman LLP are the beneficial owners of an aggregate 54,000 shares of our common stock.

Experts

     Our financial statements as of June 30, 2000 and for the years ended June 30, 2000 and 1999, and for the period from inception, June 10, 1996, to June 30, 2000 (Audited), have been included herein and in the registration statement in reliance upon the reports of Ham, Langston & Brezina, LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of such firm as experts in accounting and auditing.

                         SHARES ELIGIBLE FOR FUTURE SALE

     As of the date of this Prospectus, we have outstanding 17,191,622 shares of common stock.

     6,481,831 of our shares of outstanding common stock are "restricted securities" as that term is defined in Rule 144 under the Securities Act of 1933, as amended ("Act"), and under certain circumstances may be sold without registration pursuant to that rule.

     In general, under Rule 144 as currently in effect, subject to satisfaction of certain other conditions, a person (or persons whose shares are required to be aggregated), including our affiliates, who beneficially owns "restricted shares" for a period of at least two years is entitled to sell within any three-month period, a number of shares that does not exceed the greater of 1% (171,916 as of the date of this prospectus) of the then outstanding shares of common stock, or if the common stock is quoted on the NASDAQ System, the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of the required notice of sale with the Securities and Exchange Commission. The seller also must comply with the notice and manner of sale requirements of Rule 144, and there must be current public information available about us. In addition, any person (or persons whose shares are aggregated) who is not, at the time of the sale, nor during the preceding three months, our affiliate, and who has beneficially owned restricted shares for at least three years, can sell such shares under Rule 144 without regard to any of the limitations described above.

     No predictions can be made of the effect, if any, that future sales of restricted shares or the availability of restricted shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of substantial amounts of the restricted shares of common stock in the public market could adversely affect the then prevailing market prices for the common stock and could impair our ability to raise capital through the sale of our equity securities.

                              SELLING STOCKHOLDERS

     The following table gives information on the selling stockholders based on the number of outstanding shares of our common stock, as of March 1, 2001. The number of shares to be beneficially owned following completion of the offering is based on the assumption that the stockholder will sell all of the shares that may be offered for the stockholder's account in this offering, and that the stockholder will not purchase or sell any other shares. Stockholders are not required to sell the shares that may be offered in this offering. Under SEC rules, beneficial ownership includes all shares of our common stock issuable within 60 days after the date of this prospectus upon exercise of outstanding options, warrants, convertible securities or other rights.

                    Name                        No. of Shares         Percent of          No. of Shares        No. of
                                                 Beneficially     Outstanding Shares         Offered           Shares
                                                    Owned           Represented by                          Owned After
                                                 (1) (2) (3)           Total (%)                                Sale
     Celeste Trust Reg.                           2,948,522*             8.51                2,568,340               0
     Balmore Funds                                5,441,086*            15.70                5,060,404               0
     The Keshet Fund L.P.                         2,436,458*             7.03                2,050,554               0
     Keshet L.P.                                  9,543,774*            27.53                8,769,226               0
     Talbiya B. Investments Ltd.                  1,369,144*             3.95                1,162,952               0
     Nesher Ltd.                                  1,678,266*             4.84                1,312,632               0
     J.P. Turner & Company LLP                    1,000,000   (4)        2.89                1,000,000  (4)          0

              TOTAL                              24,417,250             70.45              21,924,108                0

* This selling shareholder may not be required to purchase more than 9.9% of the issued and outstanding shares of Endovasc Ltd. pursuant to the terms of their agreements with Endovasc Ltd.

(1) Except as otherwise noted herein, the number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of the date of this prospectus through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power, or shares such powers with his or her spouse, with respect to the shares shown as beneficially owned.

(2)  Assumes the sale of all shares of common stock offered hereby.

(3) Includes the following shares of common stock issuable upon the conversion of Series A Preferred Stock which have been, or may be, issued: Celeste Trust Reg. 2,568,340, Balmore Funds, S.A. 5,060,404, The Keshet Fund L.P. 2,050,554, Keshet L.P. 8,769,226, Talbiya B. Investments Ltd. 1,162,952,
     and Nesher Ltd. 1,312,632. The number of shares of common stock shown as beneficially owned both prior to and after the offering by the selling shareholders holding Series A Preferred Stock represents an estimate of the number of shares of common stock to be offered by such selling shareholders assuming a conversion price of $0.14 per share. The actual number of shares of common stock issuable upon conversion of the Series A Preferred Stock is indeterminate, is subject to adjustment and could be materially less or more than such estimated number depending on factors which cannot be predicted by Endovasc at this time, including the future market price of the common stock. The actual number of shares of common stock issuable upon conversion of the Series A Preferred Stock shall equal the sum of the stated value of $100 per share, as adjusted for any stock dividends, combinations or splits with respect to such share, and accrued and unpaid dividends on such share, divided by the conversion price. The conversion price shall be at the election of the Holder of the Series A Preferred
     Stock: (1) 85% of the three lowest average closing bid prices of Endovasc Class A Common Stock for the thirty trading days immediately preceding the date of the initial issuance of the shares of Series A Preferred Stock or
     (2) 70% of the average of the three lowest closing bid prices for the thirty trading days immediately preceding the conversion of the respective shares of Series A Preferred Stock. Therefore, the number of shares issuable upon conversion of the Series A Preferred Stock may be less than or greater than the number of shares shown as beneficially owned by the selling shareholders or otherwise covered by this prospectus.

(4) Represents shares of common stock issuable upon the exercise of warrants to purchase common stock.

                              PLAN OF DISTRIBUTION

     We are registering this offering of shares on behalf of the selling stockholders. We will pay all costs, expenses and fees related to the registration, including all registration and filing fees, printing expenses, fees and disbursements of our counsel, blue sky fees and expenses. The selling stockholders will pay any underwriting discounts and selling commissions in connection with the sale of the shares.

     The selling stockholders may sell the shares covered by this prospectus from time to time in one or more transactions through the OTC Bulletin Board or an interdealer quotation system, on one or more securities exchanges, in alternative trading markets or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The selling stockholders will determine the prices at which they sell their shares in these transactions. The selling stockholders may effect the transactions by selling the shares to or through broker-dealers. In effecting sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in the resales. The shares may be sold by one or more, or a combination, of the following:

          - a block trade in which the broker-dealer attempts to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

          - purchases by a broker-dealer as principal and resale by the broker-dealer for its account,

          - ordinary brokerage transactions and transactions in which the broker solicits purchasers, and

          - privately negotiated transactions.

     The selling stockholders may enter into hedging transactions with broker-dealers. In these transactions, broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders also may sell the common stock short pursuant to this prospectus and redeliver the shares to close out these short positions. The selling stockholders may enter into option or other transactions with broker-dealers that require the delivery to the broker-dealer of the shares covered by this prospectus. The broker-dealer may then resell or otherwise transfer the shares pursuant to this prospectus. The selling stockholders also may loan or pledge the shares to a broker-dealer. The broker-dealer may then sell the loaned shares or, upon a default by the selling stockholder, the broker-dealer may sell the pledged shares pursuant to this prospectus.

     The selling stockholders may engage in other financing transactions that may include forward contract transactions or borrowings from financial institutions in which the shares are pledged as security. In connection with any of these forward contract transactions, the selling stockholders would pledge shares to secure their obligations and the counterparty to these transactions would sell the common stock short to hedge its transaction with the selling stockholder. Upon a default by the selling stockholder under any of these financings, including a forward contract transaction, the pledgee or its transferee may sell the pledged shares pursuant to this prospectus. Any such pledgee or its transferee will be identified in this prospectus by post-effective amendment to the registration statement of which it is a part.

     Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholder. Broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principals, or both. Compensation to a particular broker-dealer may be in excess of customary commissions and will be in amounts to be negotiated with a selling stockholder in connection with the sale. Broker-dealers or agents, any other participating broker-dealers and the selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933 in connection with sales of the shares. Accordingly, any commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933. Because the selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act of 1933. Each selling stockholder has advised Telecom Wireless Corporation that the stockholder has not yet entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the shares.

     The selling stockholders have agreed to sell the shares only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification is available and is complied with.

     The selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the associated rules and regulations, including Regulation M. These provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders. We will make copies of this prospectus available to the selling stockholders and has informed them of the need for delivery of copies of this prospectus to purchasers at or before the time of any sale of the shares.

                             ADDITIONAL INFORMATION

     We have filed with the Securities and Exchange Commission a Registration Statement under the Act with respect to the Securities offered hereby. This Prospectus omits certain information contained in the Registration Statement and the exhibits thereto, and reference is made to the Registration Statement and the exhibits thereto for further information regarding our operations and the securities offered hereby. Each such statement is qualified in its entirety by such reference. The Registration Statement, including exhibits and schedules filed therewith, may be inspected without charge at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained from the Public Reference Section of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and its public reference facilities in New York, New York and Chicago, Illinois upon payment of the prescribed fees. Electronic registration statements filed through the Electronic Data Gathering, Analysis, and Retrieval System are publicly available through the Commission's Website (http://www.sec.gov).

                               ENDOVASC LTD., INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                                TABLE OF CONTENTS
                                   ----------


                                                                                      Page(s)


Report of Independent Accountants                                                       F-2

Financial Statements:

  Balance Sheet as of June 30, 2000                                                     F-4

  Statement of Operations for the years ended
    June 30, 2000 and 1999, and for the period from
    inception, June 10, 1996, to June 30, 2000                                          F-5

  Statement of Stockholders' Deficit for the years
    ended June 30, 2000 and 1999, and for the period
    from inception, June 10, 1996, to June 30, 2000                                     F-6

  Statement of Cash Flows for the years ended
    June 30, 2000 and 1999, and for the period from
    inception, June 10, 1996, to June 30, 2000                                          F-8

Notes to Financial Statements                                                           F-9


Balance Sheet as of December 31, 2000 and
    June 30, 2000                                                                       F-20

  Statement of Operations  for the three and six months
    ended  December 31, 2000 and 1999, and for the
    period from inception, June 10, 1996, to December
    31, 2000                                                                            F-21

  Statement of Changes in Stockholders" Deficit
    for the six months ended December 31, 2000                                          F-22

  Statement of Cash Flows for the six months  ended
    December 31, 2000 and 1999, and for the period
    from inception, June 10, 1996, to December 31, 2000                                 F-23

Notes to Unaudited Financial Statements                                                 F-24

                        Report of Independent Accountants



To the Stockholders of
Endovasc Ltd., Inc.


We have audited the accompanying balance sheet of Endovasc Ltd., Inc. (a development stage enterprise) as of June 30, 2000, and the related statements of operations, stockholders' equity and cash flows for the years ended June 30, 2000 and 1999, and for the period from inception, June 10, 1996, to June 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based upon our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Endovasc Ltd., Inc. as of June 30, 2000, and the results of its operations and its cash flows for the years ended June 30, 2000 and 1999, and for the period from inception, June 10, 1996, to June 30, 2000, in conformity with generally accepted accounting principles.














                                    Continued
                                       F-2

Endovasc Ltd., Inc.
Page 2



The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements and discussed in Note 9, the Company has incurred significant recurring losses from operations since inception, is in a negative working capital and accumulated deficit position at June 30, 2000, and is dependent on outside sources of financing for the continuation of its operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to this matter are also discussed in Note 9. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.





Houston, Texas
September 19, 2000

                               ENDOVASC LTD., INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                                  BALANCE SHEET
                                  June 30, 2000
                                   ----------

          ASSETS

Current assets:
  Cash and cash equivalents                                                                             $  926,121
                                                                                                        ----------

    Total current assets                                                                                   926,121

Property and equipment, net                                                                                 43,244
Other assets, net                                                                                          160,271
                                                                                                        ----------

      Total assets                                                                                      $1,129,636
                                                                                                        ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current maturities of long-term debt                                                                  $   37,387
  Note payable to shareholder                                                                              795,748
  Accounts payable                                                                                         196,375
  Accrued liabilities                                                                                       34,174
                                                                                                        ----------

    Total current liabilities                                                                            1,063,684

Long-term debt, net of current maturities                                                                   22,858
                                                                                                        ----------

      Total liabilities                                                                                  1,086,542
                                                                                                        ----------

Commitment and contingencies

Stockholders' equity:
  Common stock, $.001 par value, 100,000,000
    shares authorized, 14,553,370 shares issued
    and 12,468,370 shares outstanding                                                                       14,553
  Preferred stock, $.001 par value, 20,000,000
    shares  authorized,  15,000  shares  of Series A 8%  cumulative  convertible preferred stock issued and outstanding, stated value $100
    per share                                                                                                   15
  Additional paid-in capital                                                                             5,797,501
  Losses accumulated during the development
    stage                                                                                               (5,752,064)
  Treasury stock                                                                                           (16,911)
                                                                                                        ----------

    Total stockholders' equity                                                                              43,094
                                                                                                        ----------

      Total liabilities and stockholders'
        equity                                                                                          $1,129,636
                                                                                                        ==========

                     The accompanying notes are an integral
                       part of these financial statements.

                               ENDOVASC LTD., INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                             STATEMENT OF OPERATIONS
                   for the years ended June 30, 2000 and 1999
                and for the period from inception, June 10, 1996,
                                to June 30, 2000
                                   ----------


                                                               Year Ended           Year Ended           Inception
                                                                 June 30,             June 30,          to June 30,
                                                                  2000                 1999                2000
                                                               ----------------------------------------------------

Income:
  Sales                                                        $    24,312          $    5,000          $    29,312
  Interest income                                                    6,775                -                   7,428
  Other income                                                        -                   -                   3,618
                                                               -----------          ----------          -----------

    Total income                                                    31,087               5,000               40,358
                                                               -----------          ----------          -----------

Costs and expenses:
  Operating, general and administrative
    expenses                                                     1,775,044             396,454            3,159,247
  Research and development costs                                   976,798             211,278            2,176,130
  Interest expense                                                 127,197             193,811              329,670
                                                               -----------          ----------          -----------

    Total costs and expenses                                     2,879,039             801,543            5,665,047
                                                               -----------          ----------          -----------

Net loss before extraordinary item                              (2,847,952)           (796,543)          (5,624,689)

Extraordinary loss on extinguishment
    of convertible debentures                                      127,375                -                 127,375
                                                               -----------          ----------          -----------

Net loss                                                       $(2,975,327)         $ (796,543)         $(5,752,064)
                                                               ===========          ==========          ===========


Weighted average shares outstanding                              9,575,153           7,217,096
                                                               ===========          ==========

Basic and diluted net loss per common Share:
    Before extraordinary item                                  $     (0.30)         $    (0.11)
    Extraordinary item                                               (0.01)               -
                                                               -----------          ----------

      Net loss per common share                                $     (0.31)         $    (0.11)
                                                               ===========          ==========



                     The accompanying notes are an integral
                       part of these financial statements.

                               ENDOVASC LTD., INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                       STATEMENT OF STOCKHOLDERS' DEFICIT
                   for the years ended June 30, 2000 and 1999,
                and for the period from inception, June 10, 1996
                                to June 30, 2000
                                   ----------

                                                                                                            Losses
                                                                                                          Accumulated
                                                                                Additional                 During the
                                              Common Stock    Preferred Stock   Paid-In      Treasury     Development
                                        Amount        Shares   Amount   Shares  Capital      Stock           Stage            Total

Balance at inception, June 10,
  1996                              $      --            --    $--        -     $       --     $    --      $      --     $     --

Stock issued for equity secur-
  ities in 1996 .................         2,332     2,332,000   --        -        300,000          --             --       302,332

Stock issued for purchase of
  patent rights in 1996 .........         2,188     2,188,000   --        -        282,252          --             --       284,440

Stock issued for services in
  1997                                    1,702     1,702,000   --        -        354,198          --             --       355,900

Stock issued for cash in 1997 ...           305       304,571   --        -        205,196          --             --       205,501

Stock issued for purchase of
  patent rights in September
  1997                                      200       200,000   --        -        199,800          --             --       200,000

Stock issued for services in 1998            77        77,380   --        -         55,516          --             --        55,593

Stock subject to rescission .....          --            --     --        -           --         (16,911)          --       (16,911)

Losses accumulated during the
  period from inception, June 10,
  1996, to June 30, 1998 ........          --            --     --        -           --            --       (1,980,194) (1,980,194)
                                    -----------   -----------   ----   --------  -----------   -----------   -----------  ----------

Balance at June 30, 1998 ........         6,804     6,803,951   --        -      1,396,962       (16,911)    (1,980,194)   (593,339)


                     The accompanying notes are an integral
                       part of these financial statements.
                                    Continued
                                       F-6

                               ENDOVASC LTD., INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                  STATEMENT OF STOCKHOLDERS' DEFICIT, Continued
                   for the years ended June 30, 2000 and 1999,
                and for the period from inception, June 10, 1996
                                to June 30, 2000
                                   ----------


                                                                                                            Losses
                                                                                                          Accumulated
                                                                                Additional                 During the
                                              Common Stock    Preferred Stock   Paid-In      Treasury     Development
                                        Amount        Shares   Amount   Shares  Capital      Stock           Stage        Total

Conversion of debentures to
  common stock ..............         1,208     1,208,077          --     --      443,792      --              --           445,000

Stock issued for services ...           362       362,462          --     --      284,705      --              --           285,067

Net loss accumulated in 1999           --            --            --     --         --        --            (796,543)     (796,543)
                                -----------   -----------   -----------  ------ ----------    ---------   ------------   -----------

Balance at June 30,1999 .....         8,374     8,374,490          --     --     2,125,459     (16,911)    (2,776,737)     (659,815)

Conversion of debentures to
  common stock ..............         2,570     2,569,546          --     --       841,555      --              --          844,125

Stock issued for services ...         1,869     1,869,334          --     --     1,388,241      --              --        1,390,110

Conversion of note payable to
  shareholder to common stock         1,250     1,250,000          --     --       146,750      --              --          148,000

Issue of common stock in con-
  nection with license agree-
  ment ......................           190       190,000          --     --        62,511      --              --           62,701

Issue of common stock in set-
  tlement of lawsuit ........           300       300,000          --     --       192,700      --              --          193,000

Issuance of preferred stock .          --            --            15    15,000  1,040,285      --              --        1,040,300

Net loss accumulated in 2000           --            --            --     --          --        --         (2,975,327)   (2,975,327)
                                -----------   -----------   -----------  ------ ------------    ---------  -----------   -----------

Balance at June 30, 2000 ....   $    14,553    14,553,370   $      15    15,000 $5,797,501      $(16,911) $(5,752,064)   $   43,094
                                ===========   ===========   ===========  ====== ============    =========  ===========   ===========

                     The accompanying notes are an integral
                       part of these financial statements.
                                       F-7

                               ENDOVASC LTD., INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                             STATEMENT OF CASH FLOWS
                   for the years ended June 30, 2000 and 1999,
                and for the period from inception, June 10, 1996,
                                to June 30, 2000
                                   ----------

                                                              Year Ended          Year Ended             Inception
                                                                June 30,            June 30,            to June 30,
                                                                 2000                1999                   2000
                                                              -----------         -----------           ----------------


Cash flows from operating activities:
  Net loss                                                    $(2,975,327)        $ (796,543)           $(5,752,064)
  Adjustments to reconcile net loss
    to net cash used in operating
    activities:
    Common stock and stock options
      issued as compensation for services                       1,390,110            285,067              2,286,670

      Extaordinary loss                                           127,375               -                   127,375
    Write down of long-lived assets to
      fair value                                                     -                  -                   284,440
    Depreciation and amortization expense                          11,774              3,242                 21,286
    Deferred income tax expense                                      -                  -                     7,994
    Amortization of discount on con-
      vertible debentures                                         125,000            125,000                250,000
    Changes in operating assets and
      liabilities:
      (Increase) decrease in other assets                         (94,670)            22,336               (102,584)
      Increase (decrease) in accounts
        payable and accrued liabilities                          (150,838)           (16,474)               216,936
                                                              -----------         ----------            -----------

          Net cash used in operating
            activities                                         (1,566,576)          (377,372)            (2,659,947)
                                                              -----------         ----------            -----------

Cash flows from investing activities:
  Capital expenditures                                            (38,756)            (3,198)               (57,751)
  Proceeds received from repayment of
    loan to stockholder                                              -                  -                    71,854
                                                              -----------         ----------            -----------

          Net cash provided by (used in)
            investing activities                                  (38,756)            (3,198)                14,103
                                                              -----------         ----------            -----------

Cash flows from financing activities:
  Proceeds from sale of equity securities                            -                  -                   302,332
  Proceeds from sale of common stock                                 -                  -                   205,501
  Proceeds from sale of convertible
    debenture and related conversion
    feature                                                       536,750            500,000              1,036,750
  Net proceeds from issuance of preferred
    stock                                                       1,040,300               -                 1,040,300
  Issuance of notes payable                                         8,965               -                   105,755
  Repayment of notes payable                                      (33,120)           (12,390)               (45,510)
  Proceeds from advances from
    stockholders                                                  858,500             10,100                943,748
  Purchase of treasury stock                                         -                  -                   (16,911)
                                                              -----------         ----------            -----------

          Net cash provided by financing
            activities                                          2,411,395            497,710              3,571,965
                                                              -----------         ----------            -----------

Net increase in cash and cash equivalents                         806,063            117,140                926,121

Cash and cash equivalents at beginning
  of period                                                       120,058              2,918                   -
                                                              -----------         ----------            -----------

Cash and cash equivalents at end of
  period                                                      $   926,121         $  120,058            $   926,121
                                                              ===========         ==========            ===========


Supplemental disclosure of cash flow information:

  Cash paid for interest expense                              $     7,903         $   63,105            $    79,670
                                                              ===========         ==========            ===========


  Cash paid for income taxes                                  $      -            $    -                $      -
                                                              ===========         ==========            ===========


                     The accompanying notes are an integral
                       part of these financial statements.
                                       F-8

                               ENDOVASC LTD., INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                          NOTES TO FINANCIAL STATEMENTS
                                   ----------

1.     Organization and Summary of Significant Accounting Policies

       Endovasc, Ltd., Inc. (the "Company") was incorporated under the laws of the State of Nevada on June 10, 1996. The Company's principal business is the production of various drugs that can be administered using an advanced drug delivery system. The Company believes that its drug delivery system will ultimately be widely used by cardiologists, interventional radiologists and vascular surgeons. The Company is considered a development stage enterprise because it has not yet generated significant revenue from sale of its products and has devoted substantially all of its efforts in raising capital.

       Significant Estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the periods. Actual results could differ from estimates making it reasonably possible that a change in the estimates could occur in the near term.

       Cash and Cash Equivalents

       The Company considers all highly liquid short-term investments with an original maturity of three months or less when purchased to be cash equivalents.

       The Company maintains cash deposits in banks which may occasionally exceed the amount of federal deposit insurance available. Management periodically assesses the financial condition of the institutions and believes that any possible deposit loss is minimal.

       Property and Equipment

       Property and equipment are recorded at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the assets, which range from five to seven years. Expenditures for major renewals and betterments that extend the original estimated economic useful lives of the applicable assets are capitalized. Expenditures for normal repairs and maintenance are charged to expense as incurred. The cost and related accumulated depreciation of assets sold or otherwise disposed of are removed from the accounts, and any gain or loss is included in operations.



                                    Continued

                               ENDOVASC LTD., INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                    NOTES TO FINANCIAL STATEMENTS, Continued
                                   ----------

1.     Organization and Summary of Significant Accounting Policies, continued

       Issuance Costs

       Debt issuance costs are deferred and recognized, using the interest method, over the term of the related debt.

       Income Taxes

       The Company uses the liability method of accounting for income taxes. Under this method, deferred income taxes are recorded to reflect the tax consequences on future years of temporary differences between the tax basis of assets and liabilities and their financial amounts at year-end. The Company provides a valuation allowance to reduce deferred tax assets to their net realizable value.

       Research and Development

       Research and development costs are expensed as incurred. These costs consist of direct and indirect costs associated with specific projects.

       Stock-Based Compensation

       Stock-based compensation is accounted for using the intrinsic value method prescribed in Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees", rather than applying the fair value method prescribed in SFAS No. 123, "Accounting for Stock-Based Compensation".

       Loss Per Share
       Basic and diluted loss per share is computed on the basis of the weighted average number of shares of common stock outstanding during each period. Common equivalent shares from common stock options and warrants are excluded from the computation as their effect would dilute the loss per share for all periods presented.

       Fair Value of Financial Instruments

       The Company includes fair value information in the notes to financial statements when the fair value of its financial instruments is different from the book value. When the book value approximates fair value, no additional disclosure is made.

                                    Continued
                                      F-10

                               ENDOVASC LTD., INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                    NOTES TO FINANCIAL STATEMENTS, Continued
                                   ----------

1.     Organization and Summary of Significant Accounting Policies, continued

       Impairment of Long-Lived Assets

       In the event facts and circumstances indicate the carrying value of a long-lived asset, including associated intangibles, may be impaired, an evaluation of recoverability is performed by comparing the estimated future undiscounted cash flows associated with the asset to the asset's carrying amount to determine if a write-down to market value or discounted cash flow is required.


2.     License Agreement

       In February 2000 the Company entered into an exclusive license agreement with Stanford University to assist in the development of the Nicotine Receptor Agonist technology. For the exclusive rights to this license, the Company paid a non-refundable license fee of $100,000 plus 190,000 shares of the Company's common stock to Stanford University and the inventors of the technology. The term of the agreement is for 10 years or five years from the first commercial sale of a licensed product by the Company, whichever occurs first. The Company is also required to pay an annual royalty of $100,000 beginning February 1, 2001 and each year thereafter and a 6% royalty on net sales of any licensed product. The Company is required to pay to Stanford an additional $100,000 upon FDA approval of Phase I clinical trials, $300,000 upon FDA approval of Phase III clinical trials and $500,000 within six months after FDA marketing approval.

       The costs of obtaining the license of $162,701 were capitalized and included in other assets in the accompanying balance sheet. These costs are being amortized on a straight line basis over the term of the agreement.









                                    Continued
                                      F-11

                               ENDOVASC LTD., INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                    NOTES TO FINANCIAL STATEMENTS, Continued
                                   ----------

3.     Property and Equipment

       Property and equipment at June 30, 2000 consists of the following:

         Office furniture, fixtures and equipment                                             $   57,751

         Less accumulated depreciation                                                           (14,507)
                                                                                              ----------

                                                                                              $   43,244


       Depreciation expense during the year ended June 30, 2000 was $4,995.


4.     Notes Payable and Convertible Debentures

       Notes payable at June 30, 2000 consist of the following:

       Notes payable to a bank,  bearing  int- erest of prime (9.00% at June 30,
         2000) plus 1% per year and due in individual monthly installments of up to $1,238,  including interest,  through November 2002. These notes are uncollateralized but are guaranteed by two stockholders
         of the Company.                                                                      $   60,245

       Notes payable to stockholders, non- interest bearing and due on demand.
         These notes are uncollateralized.                                                       795 798
                                                                                              ----------

           Total notes payable                                                                   856,043

       Less current maturities                                                                  (833,185)
                                                                                              ----------

                                                                                              $   22,858
                                                                                              ==========






                                    Continued
                                      F-12

                               ENDOVASC LTD., INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                    NOTES TO FINANCIAL STATEMENTS, Continued
                                   ----------

4.     Notes Payable and Convertible Debentures, continued

       At June 30, 1999, the Company owed amounts under convertible debentures totaling $180,000 and received additional proceeds from convertible debentures of $536,750 during the year ended June 30, 2000. The debentures bore interest at a stated rate of 8% per year, payable at maturity in common stock of the Company. These debentures, originally scheduled to mature in July 2001, were convertible to shares of the Company's common stock at a conversion price per share equal to 75% of the average closing bid price of the common stock for the three days immediately preceding the date of conversion. Accordingly, the actual weighted average interest rate on these debentures, including the effect of the cost of the discounted conversion feature, is approximately 33%. During the fiscal year ended June 30, 2000 all of the outstanding debentures were converted to common stock through a settlement which cost the Company an additional $127,375.

       Future annual maturities of notes payable at June 30, 2000 are as follows:

         Year Ended
          June 30,                                                                              Amount

            2001                                                                              $  833,185
            2002                                                                                  18,276
            2003                                                                                   4,582
                                                                                              ----------
                                                                                              $  856,043


5.     Income Tax

       The composition of deferred tax assets and the related tax effects at June 30, 2000 are as follows:

         Benefit from carryforward of net
           operating losses                                                                   $  942,456

         Less valuation allowance                                                               (942,456)
                                                                                              ----------

           Net deferred tax asset                                                             $     -
                                                                                              ==========

                                   Continued

                               ENDOVASC LTD., INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                    NOTES TO FINANCIAL STATEMENTS, Continued
                                   ----------

5.     Income Tax, continued

       The difference between the income tax benefit in the accompanying statement of operations and the amount that would result if the U.S. Federal statutory rate of 34% were applied to pre-tax loss is as follows:

                                                           2000                             1999
                                                 -----------------------------------------------------------
                                                                 Percentage                        Percentage
                                                                 of Pre-Tax                        of Pre-Tax
                                                   Amount           Loss            Amount            Loss

         Benefit for income tax at
           federal statutory rate                $1,011,611         34.0%         $  270,825          34.0%
         Non-deductible expenses                   (473,145)       (15.9)            (17,096)         (2.1)
         Increase in valuation
           allowance                               (538,466)       (18.1)           (253,729)        (31.9)
                                                 ----------        -----        -------------         -----

           Total                                 $     -             -  %         $     -              -  %
                                                 ==========        =====        =============         =====

       The non-deductible expenses shown above related primarily to the issuance of common stock for services using different valuation methods for financial and tax reporting purposes.

       At June 30, 2000, for federal income tax and alternative minimum tax reporting purposes, the Company has approximately $2,800,000 of unused net operating losses available for carryforward to future years. The benefit from carryforward of such net operating losses will expire in various years between 2016 and 2020 and could be subject to severe limitations if significant ownership changes occur in the Company.

6.     Stock Options and Warrants

       The Company periodically issues incentive stock options and warrants to key employees, officers, directors and outside consultants to provide additional incentives to promote the success of the Company's business and to enhance the ability to attract and retain the services of qualified persons. The issuance of such options are approved by the Board of Directors. The exercise price of an option or warrant granted is determined by the fair market value of the stock on the date of grant.

       Effective December 9, 1997, the Company entered into a stock option agreement with an employee that granted the employee an option to purchase up to 600,000 shares of the Company's restricted common stock at a below market purchase price. The option is for a three year period expiring December 8, 2000. According to the agreement the employee vests in these options as follows:

                Date Vested                                                                    Amount

              December 9, 1998                                                               $  200,000
              December 9, 1999                                                                  200,000
              December 9, 2000                                                                  200,000
                                                                                             ----------
                                                                                             $  600,000

                                    Continued

                               ENDOVASC LTD., INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                    NOTES TO FINANCIAL STATEMENTS, Continued
                                   ----------

6.     Stock Options and Warrants, continued

       The Company recognized compensation expense with respect to these stock options in the amount of $50,000. During the year ended June 30, 2000 the employee terminated his employment with the Company and by approval of the Board of Directors became fully vested in his stock options which were all subsequently exercised.

       During the year ended June 30, 1998, the Company also granted stock options to acquire 1,350,000 shares of the Company's restricted common stock at $0.25 to $0.75 per share, which approximates market value, for terms of three years.

       During the year ended June 30, 1999, the Company granted stock options to acquire up to 250,000 shares of the Company's restricted common stock. These stock options have a three year term and exercise prices of $0.40 to $0.75 per share, which approximated market value at date of grant.

       During the year ended June 30, 2000 the Company issued stock warrants to acquire 332,778 shares of the Company's common stock to certain companies for their role in the completion of the Company's preferred stock offering. These warrants have a three year term and an exercise price of $1.89 per share, which approximated market value at the date of grant. The Company also issued stock warrants to acquire 500,000 shares of the Company's common stock to a company as a finder's fee for the placement of the preferred stock offering. The warrants have a five year term and an exercise price of $0.10 per share. The costs associated with these stock warrants do not effect the Company's statement of operations as all costs would be offset against the offering proceeds and recorded through stockholder's equity.






                                    Continued
                                      F-15

                               ENDOVASC LTD., INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                    NOTES TO FINANCIAL STATEMENTS, Continued
                                   ----------

6.     Stock Options, continued

       The Company has issued stock options to employees and non-employee consultants as follows:

                                                                                                                    Weighted
                                      Number of Shares                                                              Average
                                                      Non-                         Exercis-        Exercise         Exercise
                                     Employee      Employee         Total            able            Price          Price
                                     --------------------------------------------------------------------------------------

       Options outstanding
         at June 30, 1998            1,600,000     350,000        1,950,000        1,200,000      $0.10-$0.75      $0.27

       Options granted                    -        250,000          250,000          100,000      $0.40-$0.75      $0.61
                                     ---------     -------        ---------        ---------

       Options outstanding
         at June 30, 1999            1,600,000     600,000        2,200,000        1,550,000      $0.10-$0.75      $0.30

       Options granted                   -            -                -                -

       Options exercised             (600,000)        -            (600,000)            -         $0.10            $0.10
                                     --------      -------        ---------        ---------

       Options outstanding
         at June 30,2000                 -         600,000        1,600,000        1,550,000      $0.25-$0.75      $0.38
                                     ========      =======        =========        =========


       Following is a summary of outstanding options at June 30, 2000:

       Number of Shares                 Vested            Expiration Date               Exercise Price

         1,000,000                      1,000,000         June, 2001                        $0.25
           100,000                        100,000         June, 2004                         0.25
           200,000                        150,000         June, 2001                         0.75
            50,000                         50,000         May, 2001                          0.75
           100,000                        100,000         June, 2001                         0.40
           150,000                        150,000         October, 2001                      0.75
         ---------                      ---------
         1,600,000                      1,550,000
         =========                      =========

       During the year ended June 30, 2000, for the first time, the Company has issued stock warrants to certain companies in payment of stock offering costs as follows:

                                                                                                  Weighted
                                                                                                  Average
                                                   Number of      Exercis-          Exercise      Exercise
                                                    Shares          able              Price       Price

       Warrants issued                               832,778      832,778          $0.10-$1.89    $0.82
       Warrants cancelled                               -            -             -              -
       Warrants exercised                               -            -             -              -
                                                   ---------      -------
       Warrants outstanding at
        June 30, 2000                                832,778      832,778          $0.10-$1.89    $0.82
                                                   =========      =======

                                    Continued
                                      F-16

                               ENDOVASC LTD., INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                    NOTES TO FINANCIAL STATEMENTS, Continued
                                   ----------

6.     Stock Options, continued


       The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation", requires use of option valuation models that were not developed for use in valuing employee stock options.

       Proforma information regarding net income and earnings per share is required by Statement 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1999: risk-free interest rate of 6%; no dividend yield; weighted average volatility factor of the expected market price of the Company's common stock of 0.70; and a weighted-average expected life of the options of 3 years. There were no new options granted in the fiscal year ended June 30, 2000.

       The  Black-Scholes  option  valuation  model  was  developed  for  use in estimating fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.


                                    Continued
                                      F-17

                               ENDOVASC LTD., INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                    NOTES TO FINANCIAL STATEMENTS, Continued
                                   ----------

6.     Stock Options, continued

       For purposes of proforma disclosures, the estimated fair value of the options is included in expense at the date of issuance because the options may be fully exercised at that date. The Company's proforma information follows:

                                                                   2000                           1999
                                                                --------------------------------------
         Net loss available to common
           stockholders                                         $(2,975,327)                   $ (796,543)
         Proforma net loss available to
           common stockholders                                  $(2,975,327)                   $ (886,943)
         Proforma basic and dilutive
           loss per share                                       $     (0.31)                   $    (0.12)


7.     Preferred Stock

       The Company's articles or incorporation authorize the issuance of up to 20,000,000 shares of preferred stock with characteristics determined by the Company's board of directors. Effective May 5, 2000, the board of directors authorized the issuance and sale of up to 55,000 shares of Series A 8% convertible preferred stock.

       On May 9, 2000, the Company issued 15,000 shares of $0.001 par value and $100 per share stated and liquidation value Series A 8% non-voting convertible preferred stock for $1,500,000. The actual proceeds received by the Company were $1,040,300, which are net of related offering costs. The Series A convertible preferred stock can be converted to common stock at any time at the option of the holder. The conversion rate is the stated value per share plus any accrued and unpaid dividends divided by 85% of the average of the three lowest closing bid prices of the Company's common stock for the thirty trading days immediately preceding May 9, 2000, or 70% of the average of the three lowest closing bid prices for the thirty days immediately preceding the conversion of the respective preferred stock.

       In  addition,   the  Series  A  preferred  stockholders  were  originally
       obligated to purchase an additional 30,000 shares of Series A 8% convertible preferred stock ("Put Stock") at the option of the Company subject to the Company's compliance with various covenants. The Company has violated certain of these covenants but the stockholders retain the right to waive any violations. The purchase price of the additional shares is $100 per share.

       If the conversion price is lower than the initial price at the date of issue, the Company has the right to redeem the shares of Series A preferred stock at 130% of its liquidation value per share.

                                    Continued
                                      F-18

                               ENDOVASC LTD., INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                    NOTES TO FINANCIAL STATEMENTS, Continued
                                   ----------

8.     Commitments and Contingencies

       The Company is subject to certain legal proceedings and claims which arose in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position, results of operations or cash flows of the Company.

       The Company has entered into a one-year lease agreement for office space which is accounted for as an operating lease. Rent expense for the years ended June 30, 2000 and 1999 was $17,250 and $15,606, respectively.

9.     Going Concern Considerations

       Since its inception, as a development stage enterprise, the Company has not generated significant revenue and has been dependent on debt and equity raised from individual investors to sustain its operations. The Company has conserved cash by issuing its common stock to satisfy obligations, to compensate individuals and vendors and to settle disputes that have arisen. However, during the years ended June 30, 2000 and 1999, the Company incurred net losses of $(2,975,327) and ($796,543), respectively, and negative cash flows from operations of ($1,566,576) and ($377,372), respectively. These factors along with a ($137,563) negative working capital position at June 30, 2000 raise substantial doubt about the Company's ability to continue as a going concern.

       Management plans to take specific steps to address its difficult financial situation as follows:

  o In the near term the Company plans additional private sales of debt and common and preferred stock to qualified investors to fund its current operations.

  o In the intermediate term, the Company plans a public registration of its common stock under the Securities and Exchange Act of 1933 to provide a means of expanding the market for its common stock and to provide a means of obtaining the funds necessary to bring its products to the commercial market.

  o    In  the   long-term,   the   Company   believes   that  cash  flows  from
       commercialization   of  its  products  will  provide  the  resources  for
       continued operations.

                                    Continued
                                      F-19

                               ENDOVASC LTD., INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                    NOTES TO FINANCIAL STATEMENTS, Continued
                                   ----------

9.     Going Concern Considerations, continued

              There can be no assurance that the Company's planned private sales of debt and equity securities or its planned public registration of common stock will be successful or that the Company will have the ability to commercialize its products and ultimately attain profitability. The Company's long-term viability as a going concern is dependent upon three key factors, as follows:

       o The Company's ability to obtain adequate sources of debt or equity funding to meet current commitments and fund the commercialization of its products.

       o The ability of the Company to obtain positive test results of its products in clinical trials.

       o      The  ability  of  the  Company  to  ultimately   achieve  adequate
              profitability and cash flows to sustain its operations.



10.    Non-Cash Investing and Financing Activities

       During the years ended June 30, 2000 and 1999, and for the period of inception, June 10, 1996 to June 30, 2000) the Company engaged in certain non-cash investing and financing activities as follows:

                                                                                                 Inception
                                                             2000               1999              to Date
                                                          -------------------------------------------------
       Common stock issued in exchange
         for equity securities                            $     -            $     -             $  302,332
                                                          ==========         ==========          ==========

       Common stock issued upon conver-
         sion of debentures                               $  841,555         $  320,000          $     -
                                                          ==========         ==========          ==========

       Common stock issued for purchase
         of patent rights                                 $     -            $     -             $  484,440
                                                          ==========         ==========          ==========

       Common stock issued in settlement
         of lawsuit and related liabil-
         ities                                            $  193,000         $     -             $     -
                                                          ==========         ==========          ==========

       Common stock issued in connection
         with license agreement                           $   62,701         $     -             $     -
                                                          ==========         ==========          ==========

       Conversion of note payable to
         shareholder to common stock                      $  148,000         $     -             $     -
                                                          ==========         ==========          ==========

                                    Continued

                               ENDOVASC LTD., INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                                  BALANCE SHEET
                                   ----------
                       December 31, 2000 and June 30, 2000


                                                                                     December 31,               June 30,
                                                                                      2000                       2000
    ASSETS                                                                           (Unaudited)                (Note)

Current assets:
  Cash and cash equivalents                                                          $  431,862               $  926,121
                                                                                     ----------               ----------

    Total current assets                                                                431,862                  926,121

Property and equipment-net                                                              152,522                   43,244
Other assets                                                                            155,391                  160,271
                                                                                     ----------               ----------

      Total assets                                                                   $  739,775               $1,129,636
                                                                                     ==========               ==========


LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Current maturities of long-term debt                                               $   25,182               $   37,387
  Note payable-stockholder                                                              541,054                  795,748
  Accounts payable                                                                      126,015                  196,375
  Accrued liabilities                                                                    89,491                   34,174
                                                                                     ----------               ----------

    Total current liabilities                                                           781,742                1,063,684

Long term debt, net of current maturities                                                85,648                   22,858
                                                                                     ----------               ----------

      Total liabilities                                                                 867,390                1,086,542
                                                                                     ----------               ----------

Stockholders" deficit:
  Common stock, $.001 par value,  100,000,000 shares authorized,  17,137,211 and
    14,553,370 shares issued and 15,052,211 and 12,468,370 shares outstanding at
    December 31, 2000
    and June 30, 2000, respectively                                                      17,137                   14,553
  Preferred stock, $.001 par value, 20,000,000
    shares  authorized,  19,924  and  15,000  shares of  series A 8%  cumulative convertible  pre- ferred stock issued and  outstanding  at December 31, 2000 and June 30, 2000, respec-
    tively, stated value $100 per share                                                      20                       15
  Additional paid in capital                                                          6,821,184                5,797,501
  Losses accumulated during the development
    stage                                                                            (6,949,045)              (5,752,064)
  Treasury stock                                                                        (16,911)                 (16,911)
                                                                                     ----------               ----------

          Total stockholders" equity (deficit)                                         (127,615)                  43,094
                                                                                     ----------               ----------

            Total liabilities and stockholders"
              deficit                                                                $  739,775               $1,129,636
                                                                                     ==========               ==========


    Note: The balance sheet at June 30, 2000 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. See accompanying notes.

                               ENDOVASC LTD., INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                             STATEMENT OF OPERATIONS
                          forthe three months and six months ended  December 31,
                             2000 and 1999 and for the period from inception, June 10, 1996, to December 31, 2000
                                   ----------
                                   (Unaudited)

                                                Three Months Ended                Six Months Ended          Inception to
                                                         December 31,                    December 31,       December 31,
                                             2000      1999      2000             1999           2000
                                       ----------   -------   -------          -------       --------

Revenue                                   $   75,000       $     -         $    75,000     $   14,283        $   115,358
                                          ----------       -------         -----------     ----------        -----------

Operating expenses:
  Operating, general and ad-
    ministrative expenses                    319,058           64,955          556,195        149,583          3,715,442
  Research and development
    costs                                    336,000           89,548          654,600        319,460          2,830,730
  Interest expense                            31,350            4,120           61,186         27,109            390,856
                                          ----------       ----------      -----------     ----------        -----------

    Total costs and expenses                 686,408          158,623        1,271,981        496,152          6,937,028
                                          ----------       ----------      -----------     ----------        -----------

Net loss before extraordi-
  nary item                                  611,408          158,623        1,196,981        481,869          6,821,670

Extraordinary loss on ex-
  tinguishment of conver-
  tible debentures                              -                -                -              -               127,375
                                          -------          -------         --------        -------           -----------

Net loss                                  $ (611,408)      $ (158,623)     $(1,196,981)    $ (481,869)       $(6,949,045)
                                          ==========       ==========      ===========     ==========        ===========

Basic and dilutive net loss
  per common share                           $    (0.04)      $    (0.02)     $     (0.09)    $    (0.05)
                                             ==========       ==========      ===========     ==========

Weighted average shares
  outstanding                             14,023,721        8,937,266       14,023,721      8,937,266
                                          ==========        =========       ==========      =========

                             See accompanying notes.

                               ENDOVASC LTD., INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                  STATEMENT OF CHANGES IN STOCKHOLDERS" DEFICIT
                   for the six months ended December 31, 2000
                                   ----------
                                   (Unaudited)

                                    Common Stock                Preferred Stock
                                Number of     Dollar       Number of      Dollar          Paid-In       Treasury     Accumulated
                                 Shares       Amount          Shares       Amount         Capital        Stock        Deficit
                              ----------    ----------      ----------   ----------      -----------    --------     -----------


Balance at June 30, 2000 .    14,553,370   $    14,553        15,000    $        15    $ 5,797,501    $   (16,911)   $(5,752,064)

Issue of common stock upon
  exercise of warrants ...       250,000           250          --             --           24,750           --             --

Issue of common stock upon
  exercise of options ....     1,100,000         1,100          --             --          273,900           --             --

Issue of common stock for
  services ...............       390,201           390          --             --          156,127           --             --

Issue of preferred stock .          --            --           7,500              7        569,750           --             --

Conversion of preferred
  stock to common stock ..       843,640           844        (2,576)            (2)          (844)          --             --

Net loss .................          --            --            --             --             --             --       (1,196,981)
                             -----------   -----------   -----------    -----------    -----------    -----------    -----------

Balance at December 31,
  2000                        17,137,211   $    17,137        19,924    $        20    $ 6,821,184    $   (16,911)   $(6,949,045)
                             ===========   ===========   ===========    ===========    ===========    ===========    ===========



                             See accompanying notes.

                               ENDOVASC LTD., INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                        CONDENSED STATEMENT OF CASH FLOWS
                 for the six months ended December 31, 2000 and
                1999 and for the period from inception, June 10,
                           1996, to December 31, 2000
                                   ----------
                                   (Unaudited)

                                                                                                              Inception to
                                                                               December 31,                     December 31,
                                                                          2000             1999                   2000
                                                                     -----------        ----------            -----------

Cash flows used in operating
  activities                                                         $(1,013,108)       $ (299,262)           $(3,673,055)
                                                                     -----------        ----------            -----------

Cash flows used in investing
  activities                                                             (66,183)           (1,302)               (52,080)
                                                                     -----------        ----------            -----------

Cash flows from financing activities:
  Proceeds from sale of equity
    securities                                                              -                 -                   302,332
  Proceeds from sale of common stock                                      25,000           131,000                230,501
  Purchase of treasury stock                                                -                 -                   (16,911)
  Proceeds from sale of convertible
    debt                                                                    -              130,500              1,036,750
  Net proceeds from issuance of preferred
    stock                                                                569,757              -                 1,610,057
  Issuance (repayment) of notes payable                                   (5,031)           (9,104)                55,214
  Issuance (repayment) of note payable
    to stockholder, net                                                   (4,694)             -                   939,054
                                                                     -----------        ----------            -----------

    Net cash provided by financing
      activities                                                         585,032           252,396              4,156,997
                                                                     -----------        ----------            -----------

Increase (decrease) in cash and cash
  equivalents                                                           (494,259)          (48,168)               431,862

Cash and cash equivalents, beginning
  of period                                                              926,121           120,058                   -
                                                                     -----------        ----------            -----------


Cash and cash equivalents, end of
  period                                                             $   431,862        $   71,890            $   431,862
                                                                     ===========        ==========            ===========

Non-cash investing and financing
  activities:
  Common stock issued for services
    and license and patent rights                                    $   156,517        $     -               $ 2,286,670
                                                                     ===========        ==========            ===========

  Common stock issued for equity
    securities                                                       $      -           $     -               $   302,332
                                                                     ===========        ==========            ===========

  Common stock issued for settlement
    of lawsuit                                                       $      -           $     -               $   210,000
                                                                     ===========        ==========            ===========

  Common stock issued upon conversion
    of debentures                                                    $      -           $   80,000            $ 1,241,555
                                                                     ===========        ==========            ===========

  Reduction of note payable to stock-
    holder and accrued liabilities
    through exercise of stock options                                $   275,000        $     -               $   275,000
                                                                     ===========        ==========            ===========

  Issuance of note payable for the
    purchase of equipment                                            $    55,616        $     -               $    55,616
                                                                     ===========        ==========            ===========

                             See accompanying notes.
                                      F-24

                               ENDOVASC LTD., INC.
                        (A DEVELOPMENT STAGE CORPORATION)
                        NOTES TO THE FINANCIAL STATEMENTS
                                   ----------

1.     Interim Financial Statements

       The accompanying unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles and the rules of the U.S. Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto for the year ended June 30, 2000. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been included. Operating results for the interim periods are not necessarily indicative of the results that may be expected for the respective full year.

       A summary of the Company"s significant accounting policies and other information necessary to understand the interim financial statements is presented in the Company"s audited financial statement for the years ended June 30, 2000 and 1999. Accordingly the Company"s audited financial statements should be read in connection with these financial statements.


2.     Income Taxes

       The difference between the 34% federal statutory income tax rate and amounts shown in the accompanying interim financial statement is primarily attributable to an increase in the valuation allowance applied against the tax benefit from utilization of net operating loss carryforwards.


3.     Preferred Stock

       The Company's articles of incorporation authorize the issuance of up to 20,000,000 shares of preferred stock with characteristics determined by the Company's board of directors. Effective May 5, 2000, the board of directors authorized the issuance and sale of up to 55,000 shares of Series A 8% convertible preferred stock.









                                    Continued
                                      F-25

                               ENDOVASC LTD., INC.
                        (A DEVELOPMENT STAGE CORPORATION)
                        NOTES TO THE FINANCIAL STATEMENTS
                                   ----------

3.     Preferred Stock, continued

       On May 9, 2000, the Company issued 15,000 shares of $0.001 par value and $100 per share stated and liquidation value Series A 8% non-voting convertible preferred stock for $1,500,000. The actual proceeds received by the Company were $1,040,300, which are net of related offering costs. The Series A convertible preferred stock can be converted to common stock at any time at the option of the holder. The conversion rate is the stated value per share plus any accrued and unpaid dividends divided by 85% of the average of the three lowest closing bid prices of the Company's common stock for the thirty trading days immediately preceding May 9, 2000, or 70% of the average of the three lowest closing bid prices for the thirty days immediately preceding the conversion of the respective preferred stock. During the six months ended December 31, 2000, 2,576 shares of preferred stock were converted to 843,640 shares of common stock.


       In addition, the Series A preferred stockholders are obligated to purchase an additional 30,000 shares of Series A 8% convertible preferred stock ("Put Stock") at the option of the Company subject to the Company being in compliance with various covenants. The Company is currently not in compliance with these covenants but the stockholders maintain a right to waive any violations. The purchase price of the additional shares is $100 per share, which is its stated and liquidation value. During
       November 2000, the Company issued an additional 7,500 shares of this Series A preferred stock for proceeds to the Company of $569,757, which is net of related offering costs.

       If the conversion price is lower than the initial price on the date of issue, the Company has the right to redeem the shares of Series A 8% convertible preferred stock at 130% of its stated value per share.


4.     Stock Options and Warrants

       During the six months ended December 31, 2000, 250,000 shares of the Company's common stock were issued due to the exercise of warrants. In addition, 1,100,000 shares of common stock were issued due to the exercise of stock options, of which 1,000,000 of the shares was paid for through the reduction in the note payable to stockholder.



                                    Continued
                                      F-26

                               ENDOVASC LTD., INC.
                        (A DEVELOPMENT STAGE CORPORATION)
                        NOTES TO THE FINANCIAL STATEMENTS
                                   ----------

4.     Stock Options and Warrants, continued

       On December 13, 2000 the Company granted options to purchase 1,325,500 shares of the Company's common stock at a price ranging from $0.40 to $1.00 per share, which was greater than the market price of the stock at the grant date.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 78.751 of the Nevada General Corporation Law allows us to indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was our Director, officer, employee or agent, or is or was serving at our request as a Director, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise. We may advance expenses in connection with defending any such proceeding, provided the indemnitee undertakes to pay any such amounts if it is later determined that such person was not entitled to be indemnified by us.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our Directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities offered hereby.

SEC registration fee.....................................................$734.84
Printing and engraving...................................................
Accountant's fees and expenses...........................................
Legal fees...............................................................
Blue sky fees and expenses...............................................
Miscellaneous............................................................
          Total..........................................................$


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

The following is a summary of recent sales of unregistered securities that we have accounted for prior to the end of our third operating quarter, ended March 31, 2000.

     1. On or about July 25, 1997, we issued at total of 300,000 of our common stock pursuant to the exemption for registration provided by Regulation D. We relied on such exemption from registration based upon the fact that issuance of these shares complied with the requirements of Regulation D and that we made the required informational filing pursuant to Regulation D. The total consideration paid the shares was $300,000, or $1.00 per share. Such shares were issued to the following individuals in the following amounts:

         Name                                        Shares
         ----                                        ------

         Ronald & Judy Neddings                      15,000
         Paul & Helen Jones                          30,000
         Rafael and Ana Moreno                       30,000
         Drexal Global Fund                         100,000
         Ebensfeld Corporation                      125,000

     2. On or about September 26, 1997, we issued 382,571 shares of our common stock for a total consideration of $500,000, or $1.30 per share. Such shares were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. Such shares were issued to the following individuals in the following amounts:

         Name                                               Shares
         ----                                               ------

         Richard M. Johnson & Assoc.                         300,000
         James Mundt                                           3,571
         Claudio R. Roman                                     20,000
         M. Dwight Cantrell                                   25,000
         Nick Nichols                                         10,000
         Lester Summers                                        1,000
         Dorothy Summers                                       1,000
         Allan Burns                                           5,000
         Dan Halman                                            2,000
         Eric Gilles                                          10,000
         Charles Siedel                                        5,000
         Susan Cohen, Esq.                                     2,044

     3. On or about November 13, 1997, we issued 200,000 shares to Geothermica, in consideration of certain patent rights. Such shares were valued at $4.00 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     4. On or about June 16, 1998, we issued 100,000 shares of our common stock to Alexander H. Walker Jr., in consideration for legal services rendered to us. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     5. On or about June 16, 1998, we issued 300,000 shares of our common stock to Dorothy Summers,in exchange for services. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under
Section 4(2) of the Securities Act of 1933, as amended.

     6. On or about June 30, 1998, we issued 50,000 shares of our common stock to Danilo D. Lasic,in exchange for technical advisement services rendered to us. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     7. On or about September 23, 1998, we issued 18,987 shares of our common stock to Nick A. Nichols Jr., in exchange for patent counsel and filing services. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     8. On or about September 24, 1998, we issued 25,000 shares of our common stock to M. Dwight Cantrell, in exchange for services. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     9. On or about September 28, 1998, we issued 1,416 shares of our common stock to Janet S. Clark, in exchange for services. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     10. On or about September 28, 1998, we issued 1,190 shares of our common stock to James Mundt, in exchange for dividends. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     11. On or about October 19, 1998, we issued 2,083 shares of our common stock to Alenka Lasic, in exchange for services rendered in connection with designing our brochures and website. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     12. On or about November 19, 1998, we issued 14,380 shares of our common stock to Susan Cohen, in consideration for legal services rendered to us. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     13. On or about November 30, 1998, we issued 50,000 shares of our common stock to James D. Regan, in exchange for technical advisement services rendered to us. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     14. On or about November 30, 1998, we issued 10,416 shares of our common stock to Alenka Lasic, in exchange for services rendered in connection with designing Company brochures and designing our website. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     15. On or about December 29, 1998, we issued 650,000 shares of our common stock to Edward H. Burnbaum, in exchange for escrow. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Rule 504 of Regulation D. We relied on such exemption from registration based upon the fact that issuance of these shares complied with the requirements of Regulation D and we made the required informational filing pursuant to Regulation D.

     16. On or about January 8, 1999, we issued 35,556 shares of our common stock to Amram Rothman, in exchange for purchase. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Rule 504 of Regulation D. We relied on such exemption from registration based upon the fact that issuance of these shares complied with the requirements of Regulation D and we made the required informational filing pursuant to Regulation D.

     17. On or about January 14, 1999, we issued 20,000 shares of our common stock to Phoenix Investment Group, in exchange for services. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     18. On or about January 14, 1999, we issued 5,200 shares of our common stock to James Regan, in exchange for technical advisement services rendered to us. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     19. On or about January 22, 1999, we issued 10,116 shares of our common stock to Alenka Lasic, in exchange for services rendered in connection with designing Company brochures and designing our website. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     20. On or about January 28, 1999, we issued 80,000 shares of our common stock to Amram Rothman, in exchange for purchase. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Rule 504 of Regulation D. We relied on such exemption from registration based upon the fact that issuance of these shares complied with the requirements of Regulation D and we made the required informational filing pursuant to Regulation D.

     21. On or about February 3, 1999, we issued 2,000 shares of our common stock to John G. Charles, in exchange for services. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     22. On or about February 3, 1999, we issued 5,200 shares of our common stock to James D. Regan, in exchange for technical advisement services rendered to us. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     23. On or about February 18, 1999, we issued 106,667 shares of our common stock to Amram Rothman, in exchange for purchase. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Rule 504 of Regulation D. We relied on such exemption from registration based upon the fact that issuance of these shares complied with the requirements of Regulation D and we made the required informational filing pursuant to Regulation D.

     24. On or about February 23, 1999, we issued 100,000 shares of our common stock to Patrick M. Rost, in exchange for services. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Rule 504 of Regulation D. We relied on such exemption from registration based upon the fact that issuance of these shares complied with the requirements of Regulation D and we made the required informational filing pursuant to Regulation D.

     25. On or about February 23, 1999, we issued 5,000 shares of our common stock to Shawn F. Hackman in exchange for services. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Rule 504 of Regulation D. Mr. Hackman returned these shares to us on or about September 1, 1999. We relied on such exemption from registration based upon the fact that issuance of these shares complied with the requirements of Regulation D and we made the required informational filing pursuant to Regulation D.

     26. On or about March 9, 1999, we issued 248,889 shares of our common stock to Amram Rothman, in exchange for purchase. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Rule 504 of Regulation D. We relied on such exemption from registration based upon the fact that issuance of these shares complied with the requirements of Regulation D and we made the required informational filing pursuant to Regulation D.

     27. On or about March 23, 1999, we issued 13,201 shares of our common stock to Hiroko Yoshida, in exchange for technical advisement services rendered to us. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     28. On or about April 6, 1999, we issued 127,348 shares of our common stock to Amram Rothman, in exchange for services. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Rule 504 of Regulation D. We relied on such exemption from registration based upon the fact that issuance of these shares complied with the requirements of Regulation D and we made the required informational filing pursuant to Regulation D.

     29. On or about April 13, 1999, we issued 5,166 shares of our common stock to Alenka Lasic, in exchange for services rendered in connection with designing Company brochures and designing our website. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under
Section 4(2) of the Securities Act of 1933, as amended.

     30. On or about April 19, 1999, we issued 187,324 shares of our common stock to Mr. Amram Rothman, in debt conversion. Such shares were valued at $0.3203 and were issued pursuant to the exemption from registration under Rule 504 of Regulation D. We relied on such exemption from registration based upon the fact that issuance of these shares complied with the requirements of Regulation D and we made the required informational filing pursuant to Regulation D.

     31. On or about April 29, 1999, we issued 139,132 shares of our common stock to Mr. Amram Rothman, in debt conversion. Such shares were valued at $0.35937 per share and were issued pursuant to the exemption from registration under Rule 504 of Regulation D. We relied on such exemption from registration based upon the fact that issuance of these shares complied with the requirements of Regulation D and we made the required informational filing pursuant to Regulation D.

     32. On or about May 20, 1999, we issued 65,308 shares of our common stock to Amram Rothman, in exchange for purchase. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Rule 504 of Regulation D. We relied on such exemption from registration based upon the fact that issuance of these shares complied with the requirements of Regulation D and we made the required informational filing pursuant to Regulation D.

     33. On or about May 27, 1999, we issued 1,000 shares of our common stock to Janet S. Clark, in exchange for services. Such shares were valued at $0.3828 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     34. On or about June 8, 1999, we issued 16,487 shares of our common stock to Hiroko Yoshida, in exchange for services. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under
Section 4(2) of the Securities Act of 1933, as amended.

     35. On or about June 24, 1999, we issued 124,444 shares of our common stock to Amram Rothman, in exchange for purchase. Such shares were valued at $0.28125 per share and were issued pursuant to the exemption from registration under
Section 4(2) of the Securities Act of 1933, as amended.

     36. On or about July 8, 1999, we issued 10,000 shares of our common stock to John G. Charles, in exchange for services. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under
Section 4(2) of the Securities Act of 1933, as amended.

     37. On or about July 27, 1999, we issued 5,000 shares of our common stock to Sherry R. Ball, in exchange for corporate video design and development services. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     38. On or about July 26, 1999, we issued 98,467 shares of our common stock to Amram Rothman, in exchange for purchase. Such shares were valued at $0.30467 per share and were issued pursuant to the exemption from registration under Rule 504 of Regulation D. We relied on such exemption from registration based upon the fact that issuance of these shares complied with the requirements of Regulation D and we made the required informational filing pursuant to Regulation D.

     39. On or about July 29, 1999, we issued 18,577 shares of our common stock to Hiroko Yoshida, in exchange for scientific and product development services rendered to us. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     40. On or about August 6, 1999, we issued 9,883 shares of our common stock to Hiroko Yoshida, in exchange for scientific and product development services rendered to us. Such shares were valued at $1.00per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     41. On or about August 6, 1999, we issued 50,000 shares of our common stock to Danilo Lasic, in exchange for scientific, laboratory, and technical advice rendered to us. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     42. On or about September 27, 1999, we issued 200,000 shares of our common stock to Francis Pizzuli, in connection with a settlement reach in litigation. Such shares were issued pursuant to the exemption from registration under
Section 4(2) of the Securities Act of 1933, as amended.

     43. On or about September 27, 1999, we issued 237,079 shares of our common stock to Amram Rothman, in connection with the conversion of convertible debentures owned by Mr. Rothman. Such shares were issued pursuant to the exemption from registration under Rule 504 of Regulation D. We relied on such exemption from registration based upon the fact that issuance of these shares complied with the requirements of Regulation D and we made the required informational filing pursuant to Regulation D.

     44. On or about October 4, 1999, we issued 4,000 shares of our common stock to John G. Charles, in exchange for sales and marketing services. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     45. On or about October 13, 1999, we issued 384,000 shares of our common stock to Amram Rothman, in debt conversion. Such shares were valued at $0.09375 per share and were issued pursuant to the exemption from registration under Rule 504 of Regulation D. We relied on such exemption from registration based upon the fact that issuance of these shares complied with the requirements of Regulation D and we made the required informational filing pursuant to Regulation D.

     46. On or about October 18, 1999, we issued 100,000 shares of our common stock to Amram Rothman, in debt conversion. Such shares were valued at $0.09 per share and were issued pursuant to the exemption from registration under Rule 504 or Regulation D. We relied on such exemption from registration based upon the fact that issuance of these shares complied with the requirements of Regulation D and we made the required informational filing pursuant to Regulation D.

     47. On or about October 18, 1999, we issued 70,880 shares of our common stock to Hermes Bioscience, Inc., in exchange for research and development laboratory services. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     48. On or about October 18, 1999, we issued 5,000 shares of our common stock to each of Dr. Charles Seidel and Dr. Alan Burns, in exchange for services. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     49. On or about October 28, 1999, we issued 500,000 shares of our common stock to Amram Rothman, in debt conversion. Such shares were valued at $0.08 per share and were issued pursuant to the exemption from registration under Rule 504 or Regulation D. We relied on such exemption from registration based upon the fact that issuance of these shares complied with the requirements of Regulation D and we made the required informational filing pursuant to Regulation D.

     50. On or about October 28, 1999, we issued 70,880 shares of our common stock to Hermes Bioscience, Inc., in exchange for research and development laboratory services. Such shares were valued at $0.05 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     51. On or about November 10, 1999, we issued 4,000 shares of our common stock to John Charles, in exchange for services. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     52. On or about December 8, 1999, we issued 1,000,000 shares of our common stock to Southwest Securities, Inc., in exchange for services. Such shares were valued at $0.46 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     53. On or about December 20, 1999, we issued 1,250,000 shares of our common stock to Dr. David Summers, our Chairman and Chief Executive Officer, in debt conversion. Such shares were valued at $0.12 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     54. On or about December 20, 1999, we issued 600,000 shares of our common stock to Gary Ball, in lieu of payment of salary. Such shares were valued at $0.10 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     55. On or about December 20, 1999, we issued 50,000 shares of our common stock to Dwight Cantrell, in exchange for financial services. Such shares were valued at $0.50 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     56. On or about December 20, 1999, we issued 50,000 shares of our common stock to Roman Claudio, in exchange for legal services. Such shares were valued at $0.50 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     57. On or about January 19, 2000, we issued 200,325 shares of our common stock to Nick Nichols, in exchange for legal and patent services. Such shares were valued at $0.10 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     58. On or about February 2, 2000, we issued 24,000 shares of our common stock to Barbara Richardson, in lieu of payment of salary and bonuses. Such shares were valued at $0.01 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     59. On or about February 2, 2000, we issued 50,000 shares of our common stock to Collaborative, Inc., in exchange for research and development services. Such shares were valued at $0.20 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     60. On or about February 2, 2000, we issued 25,000 shares of our common stock to Janet Greeson, in exchange for consulting services. Such shares were valued at $0.40 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     61. On or about February 2, 2000, we issued 10,000 shares of our common stock to Dr. Representacoes Ltd., in exchange for legal and consulting services. Such shares were valued at $0.50 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     62. On or about February 2, 2000, we issued 10,000 shares of our common stock to William Lamar, in exchange for services. Such shares were valued at $0.40 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     63. On or about February 9, 2000, we issued 10,000 shares of our common stock to each of Richard Smalling and Michel Henry, in exchange for research and development consulting services. Such shares were valued at $0.10 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     64. On or about February 18, 2000, we issued 1,820 shares of our common stock to James Regan, in exchange for consulting services. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     65. On or about February 18, 2000, we issued 33,933 shares of our common stock to Hiroko Yoshida, in exchange for scientific and product development services rendered to us. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     66. On or about February 18, 2000, we issued 136,173 shares of our common stock to Board of Trustees of Leland and 13,457 shares of our common stock to each of John Cooke, Christopher Heeschen, Phillip Tsao, and James Jang, in exchange for scientific and product development services rendered to us. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     67. On or about February 19, 2000, we issued 300,000 shares of our common stock to Geotermica, Ltd., in debt conversion. Such shares were valued at $0.50 per share and were issued pursuant to the exemption from registration under
Section 4(2) of the Securities Act of 1933, as amended.

     68. On or about March 2, 2000, we issued 14,000 shares of our common stock to Barbara Richardson, in lieu of payment of salary. Such shares were valued at $4.80 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     69. On or about March 2, 2000, we issued 50,000 shares of our common stock to John Charles and 25,000 shares of our common stock to Roy Robertson, in exchange for consulting services. Mr. Charles' shares were valued at $0.30 per share and Mr. Robertson's shares were valued at $7.25 per share. These shares were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     70. On or about March 3, 2000, we issued 14,000 shares of our common stock to Barbara Richardson, in lieu of payment of salary. Such shares were valued at $7.25 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     71. On or about March 7, 2000, we issued 1,000 shares of our common stock to each of John Sorsi Jr. and Gary Parker, in exchange for promotional services. Such shares were valued at $1.00 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     72. On or about March 13, 2000, we issued 20,000 shares of our common stock to Curtis Wenger, Esq. and 25,000 shares of our common stock to each of Alexander Walker III, Esq. and Alexander Walker Jr., in exchange for legal services. Mr. Wenger's shares were valued at $0.35 per share, Mr. Walker and Mr. Walker Jr.'s shares were each valued at $6.00 per share. These shares were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     73. On or about March 13, 2000, we issued 25,000 shares of our common stock to Incubud, Inc., in exchange for promotional services. Such shares were valued at $0.25 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

     74. On or about March 13, 2000, we issued 12,000 shares of our common stock to Sichenzia, Ross & Friedman LLP, in exchange for legal services. Such shares were valued at $6.00 per share and were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.


     The sales listed above do not include sales of unregistered securities since March 31, 2000, which have not yet been accounted for. Nonetheless, the following is a description of a recently concluded private placement of our securities:

     On or about May 9, 2000, we received $1,500,000 in gross proceeds related to an offering of up to 45,000 shares of 8% Cumulative Convertible Series A Preferred Stock, with a par value of $.001, for the aggregate purchase price of $4,500,000 and Common Stock Purchase Warrants to purchase our common stock (the "Warrants")at an above-market price. For consideration received in the initial funding, we issued 15,000 shares of Preferred stock and 333,333 Warrants and paid approximately $190,000 in commissions and legal fees. Additionally, as consideration for the transaction, we issued Placement Agent Warrants to purchase up to 62,250 shares of our common stock. The remaining $3,000,000 in funding will not occur until certain criteria have been met, as defined in the subscription agreement. We cannot assure that these criteria will be met or that the funding will occur. Terms for the Placement Agent Warrants are similar to the terms of the Warrants issued with the Preferred Stock.

     Holders of the Preferred Stock are entitled to receive cash dividends, payable quarterly and have preferential liquidation rights above all other issuances of common stock for an amount equal to the stated value. The Preferred Stock and unpaid dividends are convertible into shares of common stock equal to an amount determined by the market value of the common stock at the date of conversion, adjusted for changes in the market price prior to the conversion. Holders of the Preferred Stock do not have voting rights.

ITEM 27.  INDEX TO EXHIBITS

Exhibit No.       Exhibit

  3.1             Articles of Incorporation of the Company **
  3.2             Bylaws of the Company **
  4.1             Form of 8% Series A Senior Subordinated Convertible Redeemable Debenture **
  4.2             Form of 8% Series B Senior Subordinated Convertible Redeemable Debenture **
  4.3             Specimen Stock Certificate of the Company **
  5.1             Opinion of Sichenzia, Ross & Friedman, LLP
10.1              Form of Employment Agreement with Dr. David Summers, dated December 18, 1996*
10.2              Form of Employment Agreement with Ms. Barbara Richardson, dated June 1, 2000*
10.3              Form of Consulting Services Agreement with Mr. Roy Robertson, dated March 1, 2000*
10.4              Form of Subscription Agreement for Purchase of Series A 8% Cumulative Convertible Preferred Stock*
10.5              Certificate to Set Forth Designations, Voting Powers, Preferences, Limitations, Restrictions and
                  Relative Rights of Series A 8% Cumulative Convertible Preferred Stock*
10.6              Form of Common Stock Purchase Warrant*
10.7              Lease of Company's Facility at 15001 Walden Road, Suite 108, Montgomery, Texas 77356*
10.8              Lease of Company's Facility at 15001 Walden Road, Suites 234 and 235, Montgomery, Texas 77356*
16.1              Letter on change in certifying accountant **
23.1              Consent of Ham, Langston & Brezina, LLP
23.2              Consent of Sichenzia, Ross & Friedman, LLP (included in Exhibit 5.1)
27.1              Financial Data Schedule*

* Incorporated by reference to the Registrant's Registration Statement, as amended, on Form SB-2, originally filed on June 30, 2000. ** Incorporated by reference from the Registrant's Form 10-SB, filed on December 3, 1999.



ITEM 28. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

     (1) To file a post-effective amendment to this Registration Statement during any period in which offers or sales are being made:

          (i) to include any Prospectus required by Section 10(a)(3) of the Securities Act;

          (ii)to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ((S)230.424(b) of this Chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement of any material change to such information in the Registration Statement.

     (2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

     (3) To provide to the Underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

     (4) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) That, insofar as indemnification for liabilities arising from the Securities Act may be permitted to Directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (6) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                                   SIGNATURES

     Pursuant to the requirements of the Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Texas, on March 20, 2001.


                      Signature                                 Title                              Date

     /s/David P. Summers                          Chief Executive Officer and                 March 20, 2000
     David P. Summers                             Chairman

     /s/Barbara J. Richardson                     Secretary and Director                      March 20, 2000
     Barbara J. Richardson

     /s/M. Dwight Cantrell                        Chief Financial Officer,                    March 20, 2000
     M. Dwight Cantrell                           Treasurer and Director

     /s/Gary R. Ball                              Director                                    March 20, 2000
     Gary R. Ball

     /s/Claudio R. Roman                          Director                                    March 20, 2000
     Claudio R. Roman